                                                                       Exhibit 4


                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 25, 1998

                                      AMONG

                              HCR MANOR CARE, INC.,

                                MANOR CARE, INC.,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                            AS ADMINISTRATIVE AGENT,

                                 SWINGLINE BANK

                                       AND

                         LETTER OF CREDIT ISSUING BANK,

                            THE CHASE MANHATTAN BANK,

                              AS SYNDICATION AGENT,

                            TD SECURITIES (USA) INC.,

                             AS DOCUMENTATION AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   ARRANGED BY

                          BANCAMERICA SECURITIES, INC.,

                                AS LEAD ARRANGER

                                       AND

                              CHASE SECURITIES INC.

                                       AND

                            TD SECURITIES (USA) INC.,

                                 AS CO-ARRANGERS




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                                TABLE OF CONTENTS
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ARTICLE I          DEFINITIONS...........................................................2
         1.1.      CERTAIN DEFINED TERMS.................................................2
         1.3.      ACCOUNTING PRINCIPLES................................................30

ARTICLE II         THE CREDITS..........................................................31
         2.1.      AMOUNTS AND TERMS OF COMMITMENTS.....................................31
         2.2.      LOAN ACCOUNTS........................................................31
         2.3.      PROCEDURE FOR COMMITTED BORROWING....................................32
         2.4.      CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED
                   BORROWINGS...........................................................33
         2.5.      BID BORROWINGS.......................................................35
         2.6.      PROCEDURE FOR BID BORROWINGS.........................................35
         2.7.      SWINGLINE............................................................39
         2.8.      VOLUNTARY TERMINATION OR REDUCTION OF
                   COMMITMENTS..........................................................41
         2.9.      OPTIONAL AND MANDATORY PREPAYMENTS; MANDATORY
                   COMMITMENT REDUCTIONS................................................42
         2.10.     REPAYMENT............................................................43
         2.11.     INTEREST.............................................................43
         2.12.     FEES.................................................................44
         2.13.     COMPUTATION OF FEES AND INTEREST.....................................44
         2.14.     PAYMENTS BY THE BORROWERS............................................45
         2.15.     PAYMENTS BY THE BANKS TO THE AGENT...................................46
         2.16.     SHARING OF PAYMENTS, ETC.............................................46

ARTICLE III        THE LETTERS OF CREDIT................................................47
         3.1.      THE LETTER OF CREDIT SUBFACILITY.....................................47
         3.2.      ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF
                   CREDIT...............................................................49
         3.3.      EXISTING BOFA LETTERS OF CREDIT; RISK
                   PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS..........................51
         3.4.      REPAYMENT OF PARTICIPATIONS..........................................53
         3.5.      ROLE OF THE ISSUING BANK.............................................54
         3.6.      OBLIGATIONS ABSOLUTE.................................................55
         3.7.      CASH COLLATERAL PLEDGE...............................................56
         3.8.      LETTER OF CREDIT FEES................................................56
         3.9.      UNIFORM CUSTOMS AND PRACTICE.........................................57

ARTICLE IV         TAXES, YIELD PROTECTION AND ILLEGALITY...............................57
         4.1.      TAXES................................................................57
         4.2.      ILLEGALITY...........................................................59
         4.3.      INCREASED COSTS AND REDUCTION OF RETURN..............................59
         4.4.      FUNDING LOSSES.......................................................60
         4.5.      INABILITY TO DETERMINE RATES.........................................61
         4.6.      CERTIFICATES OF BANKS................................................61
         4.7.      SUBSTITUTION OF BANKS................................................61
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         4.8.      AFFECTED BANK'S OBLIGATION TO MITIGATE...............................62
         4.9.      PRESENTATION OF CLAIMS; SURVIVAL.....................................62

ARTICLE V          CONDITIONS PRECEDENT.................................................62
         5.1.      CONDITIONS OF INITIAL CREDIT EXTENSION...............................62
                   (a)                CREDIT AGREEMENT AND NOTES........................63
                   (b)                RESOLUTIONS; INCUMBENCY...........................63
                   (c)                ORGANIZATION DOCUMENTS; GOOD STANDING.............63
                   (d)                GUARANTIES........................................63
                   (e)                PRIOR CREDIT AGREEMENTS...........................63
                   (f)                MERGER AGREEMENT..................................63
                   (g)                LITIGATION........................................64
                   (h)                LEGAL OPINIONS....................................64
                   (i)                PAYMENT OF FEES...................................64
                   (j)                CERTIFICATE.......................................64
                   (k)                OTHER DOCUMENTS...................................65
         5.2.  CONDITIONS TO ALL CREDIT EXTENSIONS......................................65
                   (a)                NOTICE OF BORROWING; APPLICATION..................65
                   (b)                CONTINUATION OF REPRESENTATIONS AND
                                      WARRANTIES........................................65
                   (c)                NO EXISTING DEFAULT...............................65

ARTICLE VI         REPRESENTATIONS AND WARRANTIES.......................................65
         6.1.      ORGANIZATION, POWER, AUTHORITY, ETC..................................66
         6.2.      DUE AUTHORIZATION, NONCONTRAVENTION, ETC.............................66
         6.3.      GOVERNMENT APPROVAL, REGULATION, ETC.................................67
         6.4.      VALIDITY, ETC........................................................67
         6.5.      FINANCIAL INFORMATION................................................67
         6.6.      NO MATERIALLY ADVERSE EFFECT.........................................68
         6.7.      LITIGATION, ETC......................................................68
         6.8.      REGULATIONS T, U AND X...............................................69
         6.9.      PENSION AND WELFARE PLANS............................................69
         6.10.     SUBSIDIARIES.........................................................70
         6.11.     TAXES................................................................70
         6.12.     ABSENCE OF DEFAULT...................................................70
         6.13.     LABOR CONTROVERSIES..................................................70
         6.14.     OWNERSHIP OF PROPERTIES..............................................70
         6.15.     PATENTS, TRADEMARKS, ETC.............................................70
         6.16.     ENVIRONMENTAL MATTERS................................................71
         6.17.     ACCURACY OF INFORMATION..............................................71
         6.18.     YEAR 2000 REPRESENTATIONS............................................71
         6.19.     HEALTH CARE REGULATORY MATTERS.......................................71
         6.20.     MERGER AGREEMENT.....................................................72
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ARTICLE VII        COVENANTS............................................................73
         7.1.      AFFIRMATIVE COVENANTS................................................73
         7.1.1.    FINANCIAL INFORMATION, ETC...........................................73
         7.1.2.    MAINTENANCE OF EXISTENCES, ETC.......................................75
         7.1.3.    FOREIGN QUALIFICATION................................................76
         7.1.4     Payment of Taxes, etc................................................76
         7.1.5.    INSURANCE............................................................76
         7.1.6.    NOTICE OF DEFAULT, LITIGATION, ETC...................................76
         7.1.7.    PERFORMANCE OF OBLIGATIONS...........................................77
         7.1.8.    BOOKS AND RECORDS....................................................78
         7.1.9.    COMPLIANCE WITH LAWS, ETC............................................78
         7.1.10.   MANOR CARE OBLIGORS..................................................78
         7.1.11.   MAINTENANCE OF PROPERTY..............................................79
         7.1.12.   ASSUMPTION BY NEW SUBSIDIARIES.......................................79
         7.1.13.   USE OF PROCEEDS......................................................79
         7.2.      NEGATIVE COVENANTS...................................................80
         7.2.1.    BUSINESS ACTIVITIES..................................................80
         7.2.2.    INDEBTEDNESS.........................................................80
         7.2.3.    LIENS................................................................81
         7.2.4.    FINANCIAL CONDITION..................................................83
         7.2.5.    RESTRICTED PAYMENTS..................................................83
         7.2.6.    CONSOLIDATION, MERGER, ETC...........................................84
         7.2.7.    ASSET DISPOSITIONS, ETC..............................................84
         7.2.8.    MODIFICATION OF CERTAIN INSTRUMENTS, ORGANIZATIONAL
                   DOCUMENTS, ETC.......................................................85
         7.2.9.    TRANSACTIONS WITH AFFILIATES.........................................85
         7.2.10.   AGREEMENTS RESTRICTING LIENS AND DISTRIBUTIONS.......................86
         7.2.11.   ENVIRONMENTAL MATTERS................................................86
         7.2.12.   ACQUISITIONS. .......................................................87

ARTICLE VIII       EVENTS OF DEFAULT....................................................87
         8.1.      EVENTS OF DEFAULT....................................................87
         8.1.1.    NONPAYMENT OF OBLIGATIONS............................................87
         8.1.2.    NONPERFORMANCE OF CERTAIN COVENANTS..................................87
         8.1.3.    NONPERFORMANCE OF OTHER OBLIGATIONS..................................87
         8.1.4.    BANKRUPTCY, INSOLVENCY, ETC..........................................88
         8.1.5.    BREACH OF WARRANTY...................................................88
         8.1.6.    CROSS DEFAULT........................................................88
         8.1.7.    ERISA................................................................89
         8.1.8.    JUDGMENTS............................................................89
         8.1.9.    IMPERMISSIBLE CHANGE IN CONTROL......................................89
         8.1.10.   GUARANTOR DEFAULTS...................................................89
         8.1.11.   LOSS OF LICENSES.....................................................90
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         8.2.      REMEDIES.............................................................90
         8.3.      RIGHTS NOT EXCLUSIVE.................................................90

ARTICLE IX         THE AGENT............................................................91
         9.1.      APPOINTMENT AND AUTHORIZATION........................................91
         9.2.      DELEGATION OF DUTIES.................................................91
         9.3.      LIABILITY OF AGENT...................................................91
         9.4.      RELIANCE BY AGENT....................................................92
         9.5.      NOTICE OF DEFAULT....................................................93
         9.6.      CREDIT DECISION......................................................93
         9.7.      INDEMNIFICATION OF AGENT.............................................94
         9.8.      AGENT IN INDIVIDUAL CAPACITY.........................................94
         9.9.      SUCCESSOR AGENT......................................................94
         9.10.     WITHHOLDING TAX......................................................95
         9.11.     DOCUMENTATION AGENTS AND SYNDICATION AGENT...........................97

ARTICLE X          MISCELLANEOUS........................................................97
         10.1.     AMENDMENTS AND WAIVERS...............................................97
         10.2.     NOTICES..............................................................98
         10.3.     NO WAIVER; CUMULATIVE REMEDIES.......................................99
         10.4.     COSTS AND EXPENSES...................................................99
         10.5.     COMPANY INDEMNIFICATION..............................................99
         10.6.     PAYMENTS SET ASIDE..................................................100
         10.7.     SUCCESSORS AND ASSIGNS..............................................100
         10.8.     ASSIGNMENTS, PARTICIPATIONS, ETC....................................101
         10.9.     DESIGNATED BIDDERS..................................................102
         10.10.    CONFIDENTIALITY.....................................................103
         10.11.    SETOFF..............................................................104
         10.12.    NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC.....................104
         10.13.    COUNTERPARTS........................................................104
         10.14.    SEVERABILITY........................................................104
         10.15.    NO THIRD PARTIES BENEFITED..........................................104
         10.16.    GOVERNING LAW AND JURISDICTION......................................104
         10.17.    WAIVER OF JURY TRIAL................................................105
         10.18.    ENTIRE AGREEMENT....................................................105
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                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of September 25, 1998, among HCR MANOR CARE, Inc., a Delaware corporation formerly known as Health Care and Retirement Corporation (the "COMPANY"), MANOR CARE, INC., a Delaware corporation ("MANOR CARE"; Manor Care and the Company are collectively called the "BORROWERS" and are each individually called a "BORROWER"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), Bank of America National Trust and Savings Association, as letter of credit issuing bank, as Swingline Bank and as administrative agent for the Banks, The Chase Manhattan Bank, as syndication agent and TD Securities (USA) Inc., as documentation agent.

         WHEREAS, the Banks have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1. CERTAIN DEFINED TERMS. The following terms have the following meanings:

                  "ABSOLUTE RATE" has the meaning specified in
         SECTION 2.6(C).

                  "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to SECTION 2.6.

                  "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                  "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person,
         (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other



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         combination with another Person (other than a Person that is a
         Subsidiary) provided that (i) the Company or the Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Company.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise; PROVIDED, HOWEVER, the existence of a management contract by the Company or one of its Affiliates to manage another entity shall not be deemed to be control.

                  "AGENT" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under SECTION 9.9.

                  "AGENT-RELATED PERSONS" means BofA and any successor agent arising under SECTION 9.9, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENT'S PAYMENT OFFICE" means the address for payments set forth on SCHEDULE 10.2 or such other address as the Agent may from time to time specify.

                  "AGREEMENT" means this Credit Agreement.

                  "APPLICABLE FACILITY FEE RATE" means a rate per annum determined by reference to the Leverage Ratio as follows:


                                                               Applicable
Level            Leverage Ratio                             Facility Fee Rate
-----            --------------                             -----------------
Level 1           *   1.50                                      0.125%
Level 2          ** = 1.50 but * 2.00                           0.150%
Level 3          ** = 2.00 but * 2.50                           0.175%
Level 4          ** = 2.50 but * 3.00                           0.200%
Level 5          ** = 3.00                                      0.250%

*   Less than
**  Greater than or equal to


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         From the Effective Date until the delivery of the first Compliance
         Certificate, the Applicable Facility Fee Rate shall be Level 2. Thereafter, the Applicable Facility Fee Rate shall be effective from and including the date on which the Agent receives a Compliance Certificate to but excluding the date on which the Agent receives the next Compliance Certificate; PROVIDED, HOWEVER, that if the Agent does not receive a Compliance Certificate by the date required by SECTION 6.1, the Applicable Facility Fee Rate shall, effective as of such date, be Level 5 to but excluding the date the Agent receives such Compliance Certificate.

                  "APPLICABLE LAW" with respect to any Person or matter means any law, rule, statute, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any official interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

                  "APPLICABLE LETTER OF CREDIT FEE RATE" means a rate per annum equal to the Applicable Margin for Offshore Rate Committed Loans.

                  "APPLICABLE MARGIN" means in the case of Base Rate Committed Loans, zero, and in the case of Offshore Rate Committed Loans, a rate per annum determined by reference to the Leverage Ratio as follows:


                                                               Applicable
                                                                Offshore
Level            Leverage Ratio                                Rate Margin
-----            --------------                                -----------
Level 1           *   1.50                                         +0.150%
Level 2          ** = 1.50 but * 2.00                              +0.200%
Level 3          ** = 2.00 but * 2.50                              +0.275%
Level 4          ** = 2.50 but * 3.00                              +0.350%
Level 5          ** = 3.00                                         +0.500%

*  Less than
** Greater than or equal to

         From the Effective Date until the delivery of the first Compliance Certificate, the Applicable Margin shall be Level 2. Thereafter, the Applicable Margin shall be effective from and including the date on which the Agent receives a Compliance Certificate to but excluding the date on which the Agent receives the next Compliance Certificate; PROVIDED, HOWEVER, that if the



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         Agent does not receive a Compliance Certificate by the date required by
         SECTION 6.1, the Applicable Margin shall, effective as of such date, be Level 5 to but excluding the date the Agent receives such Compliance Certificate.

                  "ASSIGNEE" has the meaning specified in SECTION
         10.8(a).

                  "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the non-duplicative allocated cost of internal legal services and all disbursements of internal counsel.

                  "BANK" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank and Swingline Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swingline Bank, its status as such will be specifically referenced.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "BASE RATE COMMITTED LOAN" means a Committed Loan that bears interest based on the Base Rate.

                  "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to a Borrower on the same day by one or more Banks or Designated Bidders.

                  "BID LOAN" means a Loan by a Bank or a Designated Bidder to a Borrower under SECTION 2.5, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.



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



                  "BID LOAN LENDER" means, in respect of any Bid Loan, the Bank or Designated Bidder making such Bid Loan to a Borrower.

                  "BID LOAN NOTE" means a note, delivered pursuant to SECTION 2.2, that evidences a Bank's or Designated Bidder's Bid Loans.

                  "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

                  "BORROWERS" has the meaning specified in the introductory clause hereto.

                  "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to a Borrower on the same day by the Banks or (in the case of Bid Borrowings) Designated Bidders under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

                  "BORROWING DATE" means any date on which a Borrowing occurs under SECTION 2.3.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or Toledo, Ohio are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITALIZED LEASE" means any lease of property which as determined in accordance with GAAP should be capitalized on the balance sheet of any Person.

                  "CAPITALIZED LEASE LIABILITIES" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases on a balance sheet for such Person.

                  "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts of BofA.

                  "CASH EQUIVALENT INVESTMENT" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                           (i) a corporation (except an Affiliate of the
                  Company) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., at the time of investment, or

                           (ii)  any Bank (or its holding company);

                  (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either

                           (i) a financial institution that is a member of the
                  Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, or

                           (ii) any Bank; or

                  (e) any repurchase agreement with a term of one year or less which

                           (i) vis entered into with

                               (A) any Bank, or

                               (B) any other commercial banking institution
                           of the stature referred to in CLAUSE (c)(i),



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



                           (ii) is secured by a fully perfected Lien in any
                  obligation of the type described in any of CLAUSES (a) through
                  (c), and

                           (iii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder; or

                  (f) investments in money market funds that invest solely in Cash Equivalent Investments described in CLAUSES (a) through (d).

                  "CATERA" means Catera Acquisition Corp., a wholly- owned Subsidiary of the Company.

                  "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "COMMITMENT", as to each Bank, has the meaning specified in
         SECTION 2.1.

                  "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

                  "COMMITTED LOAN" means a Loan by a Bank to a Borrower under
         SECTION 2.1, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).

                  "COMMITTED LOAN NOTE" means a note, delivered pursuant to
         SECTION 2.2, that evidences a Bank's Committed Loans.

                  "COMPANY" has the meaning specified in the introductory clause hereto.

                  "COMPANY GUARANTY" means a guaranty, substantially in the form of EXHIBIT L, by the Company in favor of the Agent for its benefit and ratable benefit of the Banks.

                  "COMPETITIVE BID" means an offer by a Bank or a Designated Bidder to make a Bid Loan in accordance with SECTION 2.6(c).

                  "COMPETITIVE BID REQUEST" has the meaning specified in SECTION 2.6(a).



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



                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

                  "CON" means a certificate of need or other license or permit issued by a state health facilities planning board or similar agency or body required for the construction, expansion, or investment in a health facility.

                  "CONSOLIDATED" means when used with reference to any financial term the aggregate for each Person and its Subsidiaries of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP including principles of consolidation, and, in the case of the Company and its Subsidiaries, consistent with those applied in the preparation of the consolidated financial statements referred to in SECTION 6.5(a).

                  "CONSOLIDATED CAPITALIZATION" means the sum of (x) Consolidated Indebtedness for Borrowed Money of the Company and its Subsidiaries and (y) Consolidated Net Worth of the Company and its Subsidiaries.

                  "CONSOLIDATED EBITDA" means, for any period, the Company's and its Subsidiaries' earnings before Consolidated Interest Expense, taxes, depreciation, amortization, extraordinary items of gain and all Specified Losses.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), all interest in respect of Indebtedness for Borrowed Money accrued or capitalized during such period (whether or not actually paid during such period), excluding amortization of fees related to this Agreement and the 364 Day Credit Agreement.

                  "CONSOLIDATED NET WORTH" means, at any time, the sum of the following amounts with respect to the Company and its Subsidiaries on a Consolidated basis set forth in the Consolidated balance sheet of the Company, prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock LESS the amount of treasury stock separately classified; (B) capital surplus; and (C) retained earnings (without deduction for Specified Losses).

                  "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or (b) guarantees the payment of dividends or other distributions upon the shares of any other Person, or (c) undertakes or agrees (contingently or otherwise) (i) to purchase, repurchase, or otherwise acquire any Indebtedness, obligation or liability of any other Person or any security therefor, or (ii) to provide funds for the payment or discharge thereof (whether in form of loans, advances, stock purchases, capital contributions or otherwise), or (iii) to maintain solvency, assets, level of income, or other financial condition of any other Person, or (iv) to make payment on behalf of any other Person other than for value received. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION/CONTINUATION DATE" means any date on which, under
         SECTION 2.4, a Borrower (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

                  "CREDIT EXTENSION" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing BofA Letters of Credit).

                  "DEBT TO CAPITALIZATION RATIO" means the aggregate outstanding principal amount of Consolidated Indebtedness for Borrowed Money of the Company and its Subsidiaries at the time of determination divided by the Consolidated Capitalization of the Company and its Subsidiaries at the time of determination.

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DESIGNATED BIDDER" means an Affiliate of a Bank that is an entity described in clause (c) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to SECTION 10.9.

                  "DESIGNATION AGREEMENT" means a designation agreement entered into by a Bank and a Designated Bidder and accepted by the Agent, in substantially the form of EXHIBIT K.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as SCHEDULE 1.

                  "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

                  "EFFECTIVE AMOUNT" means the amount of any L/C Obligations on any date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "EFFECTIVE DATE" means the date on which all conditions precedent set forth in SECTION 5.1 are satisfied or waived (or, in the case of SECTION 5.1(i), waived by the Person entitled to receive such payment).

                  "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary; or (d) any insurance company, mutual fund or other financial institution or fund which has been approved in writing by the Company and the Agent as an Eligible Assignee for purposes of this Agreement, PROVIDED that in each such case such approval shall not be unreasonably withheld, and PROVIDED, FURTHER that the term "Eligible Assignee" shall exclude healthcare competitors of the Company or any Subsidiary and healthcare REITS.

                  "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

                  "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 8.1.

                  "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

                  "EXISTING BOFA LETTERS OF CREDIT" means the letters of credit issued under the Prior Credit Agreement of the Company and described in
         SCHEDULE 3.3.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries existing on the Effective Date.

                  "FACILITY" means any nursing home or other health care facility (including any facility operating an assisted living unit) operated by the Company or a Subsidiary of the Company.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "FEE LETTER" has the meaning specified in SECTION 2.12(a).

                  "FIXED CHARGE COVERAGE RATIO" means the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) lease and rental expense of the Company and its Subsidiaries, in each case for the period of determination, to (b) the sum of (i) Consolidated Interest Expense,
         (ii) scheduled payments of principal on Consolidated Indebtedness for Borrowed Money of the Company and its Subsidiaries having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) other than credit extensions under this Agreement and the 364 Day Credit Agreement for the period of determination and (iii) lease and rental expense of the Company and its Subsidiaries, in each case for the period of determination.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTY" means a guaranty, substantially in the form of EXHIBIT E, by the Subsidiaries (other than Non- Obligors) of the Company in favor of the Agent for its benefit and the ratable benefit of the Banks.

                  "HAZARDOUS MATERIAL" means and includes at any time (a) any friable asbestos (or asbestos which becomes friable), PCBs or dioxins or insulation or other material composed of or containing friable asbestos (or asbestos which becomes friable), PCBs or dioxins and (b) any petroleum or any fraction thereof and any hazardous or toxic waste, substance or material defined as such in (or for purposes of) CERCLA, any applicable so-called "superfund" or "superlien" law, or any other Applicable Law regulating or pertaining to any such waste, substance or material, as then or at any time thereafter in effect.

                  "HCFA" means the Health Care Financing Administration of HHS and any Person succeeding to the functions thereof.

                  "HEALTH FACILITY LICENSE" means a license or permit to provide skilled and/or intermediate care nursing services, operate an assisted living unit or otherwise operate a Facility, including any permit under Medicare Regulations, Medicaid Regulations or applicable state laws.

                  "HHS" means the Department of Health and Human Services and any Person succeeding to the functions thereof.

                  "HILL-BURTON ACT" means, collectively, the Hill- Burton Act established by Title VI and XVI of the Public Health Service Act, the Health Manpower Program established by Title VII of the Public Health Service Act or other grant, loan, subsidy or assistance program of a Governmental Authority.

                  "HONOR DATE" has the meaning specified in SECTION 3.3(c).

                  "IHH" means In Home Health, Inc., a Minnesota corporation.

                  "IMPERMISSIBLE CHANGE IN CONTROL" means the occurrence of any of the following, in each case without the prior written consent of the Majority Banks:

                  (a) at any time, any Person or group of Persons (within the meaning of Rule 13d-5 promulgated by the SEC under the Securities Exchange Act of 1934) (other than underwriters holding pending distribution) owns beneficially (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934), 51% or more of the issued and outstanding shares of capital stock of the Company having ordinary voting power for the election of directors of the Company; or

                  (b) at any time, a majority of the seats (other than vacant seats) on the Company's board of directors shall be occupied by persons who were neither (i) recommended by the Company's management in connection with an annual meeting of the Company's stockholders, nor
         (ii) appointed by directors who were recommended as described in the foregoing CLAUSE (b)(i).

                  "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Person, any qualification or exception to such opinion or certification which:

                  (a) is of a "going concern" or similar nature;

                  (b) relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Obligors to be in default of any of its obligations under SECTION 7.2.4.

                  "INDEBTEDNESS" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; and

                  (d) whether or not so included as liabilities in accordance with GAAP

                           (i) all obligations of such Person to pay the
                  deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and

                           (ii) all Contingent Liabilities of such Person (but
                  not to exceed the net worth of such Person) in respect of any Indebtedness of any Person.

                  "INDEBTEDNESS FOR BORROWED MONEY" with respect to any Person means, without duplication, any obligation of such Person for borrowed money, but in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (ii) the face amount of all letters of credit issued for the account of such Person (other than (x) documentary letters of credit including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to obligations of such Person that are fully accounted for as liabilities in the financial records of such Person) and all drafts drawn thereunder, (iii) obligations of the type described in CLAUSES
         (i), (ii), (iv), or (v) (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens,
         (iv) the amount of all Capitalized Lease Liabilities, and (v) all Contingent Liabilities of such Person (but not to exceed the net worth of such Person) with respect to Indebtedness for Borrowed Money described in the foregoing CLAUSES (i) through (iv); PROVIDED, HOWEVER, that Indebtedness for Borrowed Money shall not include Indebtedness fully secured by the cash surrender value of life insurance policies.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in
         SECTION 10.5.

                  "INDEMNIFIED PERSON" has the meaning specified in SECTION
         10.5.

                  "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base

         Rate Committed Loan, the last Business Day of each calendar quarter, PROVIDED, HOWEVER, that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and three months after each Interest Payment Date thereafter is also an Interest Payment Date, and
         (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Borrowers and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

                  "INTEREST PERIOD" means,

                  (a) as to any Offshore Rate Committed Loan, the period commencing on the Borrowing Date of such Loan, or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date
         (i) one, two, three or six months thereafter (and any period of nine or twelve months to the extent that the Agent reasonably determines that funding therefor is available to the Banks) and, in addition, (ii) for the period from the Effective Date through October 31, 1998 only, seven days thereafter as selected by a Borrower in its Notice of Borrowing, Notice of Conversion/Continuation or Notice of Bid Request, as the case may be;

                  (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 183 days as selected by a Borrower in the applicable Competitive Bid Request; and

                  (c) as to any LIBOR Bid Loan, a period that is one, two, three or six months as selected by a Borrower in the applicable Competitive Bid Request;

         provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period pertaining to an Offshore
                  Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond September 24, 2003.

                  "INVITATION FOR COMPETITIVE BIDS" means a solicitation for Competitive Bids, substantially in the form of EXHIBIT F.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "ISSUANCE DATE" has the meaning specified in SECTION 3.1(a).

                  "ISSUE" means, with respect to any Letter of Credit, to incorporate the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the term "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "ISSUING BANK" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SECTION 9.1(b) or SECTION 9.9. In the event any proposed beneficiary of a requested Letter of Credit does not accept BofA as the issuer or BofA declines to issue a Letter of Credit pursuant to SECTION 3.1(b)(vi), the Borrowers may, after notice to BofA request another Bank to act as Issuing Bank with respect to such Letter of Credit.

                  "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under SECTION 3.3(c).

                  "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $100,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to SECTION 2.8; PROVIDED that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                  "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                  "LEAD ARRANGER" means BancAmerica Securities, Inc., a Delaware corporation.

                  "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 10.2, or such other office or offices as such Bank may from time to time notify the
         Company and the Agent.

                  "LETTERS OF CREDIT" means the Existing BofA Letters of Credit and any standby letters of credit Issued by the Issuing Bank pursuant to Article III.

                  "LEVERAGE RATIO" means the ratio of (i) Consolidated Indebtedness for Borrowed Money of the Company and its Subsidiaries to
         (ii) Consolidated EBITDA. The amount determined under clause (ii) shall be calculated for the four fiscal quarter period then ending and adjusted on a pro forma basis for any acquisitions or investments as if such acquisition or investment took place on the first day of said four fiscal quarter period.

                  "LIBO RATE" means, for any Interest Period with respect to a LIBOR Bid Loan the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing and having a maturity comparable to such Interest Period, would be offered to major banks in the interbank market at their request at approximately 11:00 a.m. (New York time) two Business Days prior to the commencement of such Interest Period.

                  "LIBOR AUCTION" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to SECTION 2.6.

                  "LIBOR BID LOAN" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

                  "LIBOR BID MARGIN" has the meaning specified in
         SECTION 2.6(c)(ii)(c).

                  "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge or deposit arrangement, encumbrance or lien (statutory or other) of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) but not including the interest of a lessor under an operating lease (whether or not a protective UCC filing is made).

                  "LOAN" means an extension of credit by a Bank or a Designated Bidder to a Borrower under Article II, and may be a Committed Loan, a Swingline Loan or a Bid Loan.

                  "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letter, the L/C Related Documents, the Guaranty, the Company Guaranty, the Manor Care Subsidiary Guaranty and all other documents delivered to the Agent or any Bank or Designated Bidder in connection herewith and expressly identified as a "Loan Document".

                  "MAJORITY BANKS" means (a) at any time prior to the Revolving Termination Date, or after the Revolving Termination Date if no Loans are then outstanding, Banks then holding more than 50% of the Commitments, and (b) otherwise, Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans. For purposes of this definition, each Bank shall be deemed to hold all outstanding Bid Loans of such Bank's Designated Bidders.

                  "MANOR CARE" has the meaning specified in the introductory clause hereto.

                  "MANOR CARE INDENTURE" means that certain Indenture dated as of June 4, 1996 between Manor Care and Wilmington Trust Company, as Trustee, as amended, modified or supplemented from time to time.

                  "MANOR CARE OBLIGORS" means the Subsidiaries of Manor Care listed on Part II of SCHEDULE 6.10 excluding those Subsidiaries described in clauses (i)(a), (i)(b) and (ii) of the definition of the term "Non-Obligors".

                  "MANOR CARE SUBSIDIARY GUARANTY" means a guaranty, substantially in the form of EXHIBIT J, by the Manor Care Obligors in favor of the Agent for its benefit and the ratable benefit of the Banks.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "MATERIAL GROUP OF SUBSIDIARIES" means any Subsidiary or Subsidiaries having 5% or more of the Consolidated assets of the Company and its Subsidiaries.

                  "MATERIALLY ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or (b) a material impairment of the ability of the Borrowers to perform any of their payment or other material obligations under any Loan Document to which they are a party.

                  "MEDICAID CERTIFICATION" means certification by a state agency that the health facility fully complies with all the requirements for participation in the Medicaid Regulations.

                  "MEDICAID PROVIDER AGREEMENT" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health facility under which the agency agrees to pay for services provided by the health facility to qualified Medicaid beneficiaries in accordance with the terms of the agreement and Medicaid Regulations.

                  "MEDICAID REGULATIONS" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396,
         ET SEQ.); (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing.

                  "MEDICARE CERTIFICATION" means certification by HCFA or a state agency or entity under contract with HCFA that the health facility complies with all the requirements for participation set forth in the Medicare Regulations.

                  "MEDICARE PROVIDER AGREEMENT" means an agreement entered into between HCFA or a state agency under contract with HCFA and a health facility under which HCFA agrees to pay for services provided by the health facility to qualified Medicare beneficiaries in accordance with the terms of the agreement and Medicare Regulations.

                  "MEDICARE REGULATIONS" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395, ET SEQ.), together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities including HHS, HCFA, the Office of the Inspector General of HHS, or any Person succeeding to the functions of any of the foregoing (whether or not having the force of law).

                  "MERGER AGREEMENT" means that certain Amended and Restated Agreement and Plan of Merger dated as of June 10, 1998 among Health Care and Retirement Corporation, Manor Care and Catera, as amended by that certain First Amendment to the Amended and Restated Agreement and Plan of Merger by and among Manor Care, Health Care and Retirement Corporation and Catera, dated as of June 10, 1998.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NON-OBLIGOR" means (i) (a) any Subsidiary identified as a Non-Obligor on ITEM 6.10 of the Disclosure Schedule; PROVIDED, however that any Subsidiary identified thereon as dormant shall cease to be a Non-Obligor at such time as it ceases to be dormant; and PROVIDED FURTHER that any Subsidiary identified thereon as a Subsidiary having minority shareholders or other joint venturers or partners shall cease to be a Non-Obligor at such time as it is wholly-owned by the Company or its Subsidiaries, (b) any Subsidiary incorporated under the laws of any jurisdiction other than the United States and (c), until they shall have executed the Manor Care Subsidiary Guaranty, the Manor Care Obligors and (ii) any Subsidiary of any Obligor created after the Effective Date that is designated as such by such Obligor by written notice to the Agent within 30 days of its formation or acquisition, PROVIDED that such Subsidiary has an asset value not exceeding $1,000,000, and PROVIDED FURTHER that the total Consolidated asset value of all Non-Obligors, excluding those Non-Obligors described in clause (i) above, shall not exceed $25,000,000 at any time.

                  "NON-U.S. BANK" means any Bank or Designated Bidder that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to United States federal income taxation regardless of its source of income.

                  "NOTES" means the Committed Loan Notes, the Bid Loan Notes and the Swingline Note, to the extent requested by any Bank pursuant to
         SECTION 2.2.

                  "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

                  "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Borrowers to any Bank, Designated Bidder, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "OBLIGOR" means the Company and each Subsidiary of the Company other than the Non-Obligors and any Subsidiaries created or acquired after the Effective Date as to which no request has been made for such Subsidiaries to become party to the Guaranty pursuant to SECTION 7.1.12.

                  "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent as follows:

         Offshore Rate =                    IBOR
                                   ----------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                  "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "IBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by BofA to major banks in the interbank market at their request at approximately 11:00 a.m. (New York time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "OFFSHORE RATE COMMITTED LOAN" means any Committed Loan that bears interest based on the Offshore Rate.

                  "OFFSHORE RATE LOAN" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

                  "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "PARTICIPANT" has the meaning specified in SECTION 10.8(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PRIOR CREDIT AGREEMENTS" means that certain Amended and Restated Credit Agreement dated as of August 2, 1994, as amended, among, INTER ALIA, the Company and BofA, as agent, and that certain Amended and Restated Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of September 6, 1996, among, INTER ALIA, Manor Care and The Chase Manhattan Bank, as agent.

                  "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                  "REPORTABLE EVENT" means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means the chief executive officer or the president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or Credit Extensions, the chief financial officer, comptroller or the treasurer of a Borrower, or any other officer having substantially the same authority and responsibility.

                  "RESTRUCTURING CHARGES" means up to $350,000,000 of charges and extraordinary losses taken by the Company and its Subsidiaries prior to March 31, 1999 in connection with the Manor Care merger.

                  "REVOLVING LOAN" has the meaning specified in SECTION 2.1.

                  "REVOLVING TERMINATION DATE" means the earlier to occur of:

                           (a) September 24, 2003; and

                           (b) the date on which the Commitments terminate in
                  accordance with the provisions of this Agreement.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "SPECIFIED LOSSES" means the Restructuring Charges, the $13,500,000 of charges taken by Manor Care in the quarter ending May 31, 1998 and up to $25,000,000 of extraordinary losses of the Company and its Subsidiaries in each fiscal year commencing January 1, 1999.

                  "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company; PROVIDED, HOWEVER, that during the period prior to the date that IHH becomes a wholly owned subsidiary of the Company, IHH shall be deemed not to be a "Subsidiary" for purposes of this Agreement; PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing, at any time that IHH is considered a consolidated subsidiary of the Company for financial accounting purposes, IHH shall be considered a Subsidiary for determining compliance with the covenants in SECTIONS 7.1.1 and 7.2.4.

                  "SWINGLINE" means the revolving line of credit established by the Swingline Bank in favor of the Borrowers pursuant to SECTION 2.7.

                  "SWINGLINE BANK" means, when acting in such capacity, BofA, its successors and assigns.

                  "SWINGLINE DOCUMENTS" means the promissory note and any other documents executed by the Borrowers in favor of the Swingline Bank in connection with the Swingline.

                  "SWINGLINE LOANS" means Loans made by the Swingline Bank to the Borrowers pursuant to Section 2.7.

                  "SWINGLINE NOTE" means a note, delivered to the Swingline Bank, that evidences the Swingline Loans.

                  "SWINGLINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of the Borrowers on all Swingline Loans then outstanding.

                  "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Bank, each Designated Bidder and the Agent, such taxes (including income taxes or branch profits taxes) as are imposed on or measured by each Bank's or Designated Bidder's net income and franchise taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank, such Designated Bidder or the Agent, as the case may be, is organized or maintains a lending office; (ii) in the case of each Bank, each Designated Bidder and the Agent, such taxes (including income taxes or branch profits taxes) imposed on or measured by each Bank's or Designated Bidder's net income and franchise taxes imposed as a result of a present or former connection between such Bank, such Designated Bidder or the Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Bank, such Designated Bidder or the Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); (iii) in the case of each Bank, each Designated Bidder and the Agent, any taxes, levies, imposts, duties, charges, fees, deductions or withholdings that are in effect and that would apply to a payment to such Bank, such Designated Bidder or the Agent, as applicable, as of the Effective Date; and (iv) if any Person acquires any interest in this Agreement pursuant to the provisions hereof, including, without limitation, a participation (whether or not by operation of law) or a Non- U.S. Bank or the Agent in that event, being referred to as a "TAX TRANSFEREE"), any taxes, levies, imposts, duties, deductions or withholdings in excess of amounts treated as Taxes under this definition in the hands of the Person from whom such interest was acquired or prior to any change in the office in which the Loans were made, accounted for or booked.

                  "364 DAY CREDIT AGREEMENT" means that certain 364 Day Credit Agreement of even date herewith among, INTER ALIA, the Borrowers, the Banks and the Agent.

                  "TYPE" has the meaning specified in the definition of "Committed Loan."

                  "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "UNITED STATES" and "U.S." each means the United States of America.

         1.2.     OTHER INTERPRETIVE PROVISIONS.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and
                  means "including without limitation."

                           (iii)In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.3.     ACCOUNTING PRINCIPLES.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP. In the event a change in GAAP causes a change in the results of calculation of the financial covenants, standards or terms found in this Agreement, the Borrowers, the Agent and the Banks agree to negotiate in good faith adjustments to the provisions of this Agreement to reflect such change with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such change as if such change had not been made, it being understood that any such adjustments are subject to the consent of the Majority Banks.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                   THE CREDITS

         2.1. AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Effective Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on SCHEDULE 2.1 (such amount as the same may be reduced under SECTION 2.8 or as a result of one or more assignments under SECTION 10.8, the Bank's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Committed Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all Bid Loans and all Swingline Loans outstanding at such time plus the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and PROVIDED FURTHER, that, after giving effect to such Committed Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans of any Bank together with the participation of such Bank in the aggregate principal amount of all Swingline Loans and in the Effective Amount of all L/C

Obligations outstanding at such time shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this SECTION 2.1, prepay under SECTION 2.9 and reborrow under this SECTION 2.1.

         2.2.     LOAN ACCOUNTS.

                  (a) The Loans made by each Bank or Designated Bidder and the Letters of Credit issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank, Designated Bidder, Issuing Bank or Swingline Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank, the Swingline Bank and each Bank or Designated Bidder shall, in the absence of manifest or demonstrable error, be presumptive evidence of the amount of the Loans made by the Banks and Designated Bidders to the Borrowers and the Letters of Credit Issued for the account of the Borrowers, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Bank or Designated Bidder made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank or Designated Bidder shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each such Bank and Designated Bidder is irrevocably authorized by the Borrowers to endorse its Note(s) and each Bank's or Designated Bidder's record shall be conclusive absent manifest or demonstrable error; provided, however, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank or Designated Bidder.

         2.3.     PROCEDURE FOR COMMITTED BORROWING.

                  (a) Each Committed Borrowing shall be made upon a Borrower's irrevocable telephonic notice delivered to the Agent (which notice must be received by the Agent prior to (i) 8:00 a.m. (San Francisco time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) 10:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Committed Loans, and which notice shall be promptly confirmed by a written Notice of Borrowing transmitted by facsimile, in each case specifying:

                  (i) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof;

                  (ii) the requested Borrowing Date, which shall be a Business Day;

                  (iii) the Type of Loans comprising the Committed Borrowing;
         and

                  (iv) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the applicable Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by such Borrower in funds immediately available to the Agent. The proceeds of all such Committed Loans will then be made available to the applicable Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by such Borrower of like funds as received by the Agent.

                  (d) After giving effect to any Committed Borrowing, unless the Agent shall otherwise consent, there may not be more than 15 different Interest Periods in effect in respect of all Committed Loans then outstanding.

         2.4.     CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED
BORROWINGS.

                  (a) A Borrower may, upon irrevocable telephonic notice in the form of EXHIBIT B to the Agent in accordance with SECTION 2.4(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of such Borrower to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

                  (b) A Borrower shall deliver telephonic notice to be received by the Agent not later than (i) 8:00 a.m.(San Francisco time) at least two Business Days in advance of the Conversion/ Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans, and (ii) 10:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Committed Loans, and which notice shall be promptly confirmed by a written Notice of Conversion/Continuation transmitted by facsimile, in each case specifying:

                  (i) the proposed Conversion/Continuation Date;

                  (ii) the aggregate amount of Committed Loans to be converted or continued;

                  (iii) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                  (iv) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, a Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Event of Default then exists, such Borrower shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/ Continuation, or, if no timely notice is provided by a Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise consent, during the existence of an Event of Default, the Borrowers may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

                  (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent, there may not be more than 15 different Interest Periods in effect in respect of all Committed Loans.

         2.5. BID BORROWINGS. In addition to Committed Borrowings pursuant to
SECTION 2.3, each Bank severally agrees that the Borrowers may, as set forth in
SECTION 2.6, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to them; PROVIDED, HOWEVER, that the Banks may, but shall have no obligation to, submit such offers and the Borrowers may, but shall have no obligation to, accept any such offers, and any Bank may designate one or more Designated Bidders to make such offers from time to time and, if such offers are accepted by a Borrower, to make such Bid Loans; and PROVIDED, FURTHER, that at no time shall the outstanding aggregate principal amount of all Bid Loans made by all Banks and Designated Bidders, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks, plus the outstanding principal amount of all Swingline Loans made by the Swingline Bank plus the Effective Amount of all L/C Obligations exceed the combined Commitments.

         2.6.     PROCEDURE FOR BID BORROWINGS.

                  (a) When a Borrower wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT G (a "Competitive Bid Request") so as to be received no later than 7:00 a.m. (San Francisco time) (x) five Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                  (i) the date of such Bid Borrowing, which shall be a Business Day;

                  (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

                  (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                  (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to SECTION 2.6(c), the Borrowers may not request Competitive Bids for more than five Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                  (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the applicable Borrower to each Bank and Designated Bidder to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this SECTION 2.6.

                  (c) (i) Each Bank and Designated Bidder may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this SECTION 2.6(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (1) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank or Designated Bidder may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the applicable Borrower of the terms of the offer or offers contained therein not later than (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                  (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT H, specifying therein:

                  (A) the proposed date of Borrowing;

                  (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and
         (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                  (C) in case a Borrower elects a LIBOR Auction, the margin above or below the LIBO Rate (the "LIBOR BID MARGIN") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;

                  (D) in case a Borrower elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                  (E) the identity of the quoting Bank or Designated Bidder.

A Competitive Bid may contain up to three separate offers by the quoting Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                  (iii) Any Competitive Bid shall be disregarded if it:

                  (A) is not substantially in conformity with EXHIBIT H or does not specify all of the information required by SECTION (c)(ii) of this Section;

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                  (D) arrives after the time set forth in SECTION (C)(I).

                  (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the applicable Borrower of the terms (i) of any Competitive Bid submitted by a Bank or Designated Bidder that is in accordance with SECTION 2.6(c), and
(ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank or Designated Bidder with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in SECTION 2.6(c). The Agent's notice to the applicable Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of SECTIONS 4.2, 4.5 and 5.2 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the applicable Borrower.

                  (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the applicable Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to SECTION 2.6(d). Such Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. Such Borrower may accept any Competitive Bid in whole or in part; provided that:

                  (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                  (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                  (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                  (iv) such Borrower may not accept any offer that is described in SECTION 2.6(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If offers are made by two or more Banks or Designated Bidders with the same LIBOR Bid Margins or Absolute

Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks or Designated Bidders as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                  (g) (i) The Agent will promptly notify each Bank or Designated Bidder having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                  (ii) Each Bank or Designated Bidder, which has received notice pursuant to SECTION 2.6(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the applicable Borrower at the Agent's Payment Office, by 11:00 a.m. (San Francisco time) in the case of Absolute Rate Bid Loans, and by 11:00 a.m. (San Francisco time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Agent for the account of such Borrower at the Agent's Payment Office. Promptly thereafter the proceeds of such Bid Borrowing shall then be made available to the applicable Borrower by wire transfer in accordance with such Borrower's instructions.

                  (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank and Designated Bidder of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by such Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

                  (iv) From time to time, the Borrowers and the Banks and Designated Bidders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrowers for payment of all amounts owing hereunder.

                  (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in SECTIONS 4.2, 4.5 and 5.2 hereof are satisfied, the Banks and Designated Bidders whose offers a Borrower has accepted will fund each Bid Loan so accepted. Nothing in this SECTION 2.6 shall be construed as a right of first offer in favor of the Banks or Designated Bidders or to otherwise limit the ability of the Borrowers to request and accept credit facilities from any Person (including any of the Banks or Designated Bidders).

         2.7.     SWINGLINE.

                  (a) The Swingline Bank shall from time to time from the Effective Date through the day prior to the Revolving Termination Date make Swingline Loans to the Borrowers in such amounts as the Borrowers may request, PROVIDED that (i) after giving effect to such Swingline Loan, the Swingline Outstandings shall not exceed $20,000,000, (ii) after giving effect to such Swingline Loan, the aggregate principal amount of all outstanding Loans plus the Effective Amount of all L/C Obligations shall not exceed the combined Commitments, and (iii) without the consent of all of the Banks, no Swingline Loan may be made during the continuation of any Default or Event of Default. The Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swingline Bank, borrowings under the Swingline may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Officer of a Borrower made to the Agent not later than 10:00 a.m., San Francisco time, on the Business Day of the requested Swingline Loan (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for a Swingline Loan, the Agent shall provide telephonic verification to the Swingline Bank that, after giving effect to such request, the aggregate principal amount of all outstanding Loans plus the Effective Amount of all L/C Obligations shall not exceed the combined Commitments (and such verification shall be promptly confirmed in writing by telecopier). Promptly thereafter the proceeds of such Swingline Loan shall then be made available to the applicable Borrower by the Swingline Lender by wire transfer in accordance with such Borrower's instructions. Unless the Swingline Bank otherwise agrees, each repayment of a Swingline Loan shall be in an amount which is an integral multiple of $100,000. If a Borrower instructs the Swingline Bank to debit its demand deposit account at the Swingline Bank in the amount of any payment with respect to Swingline Loan, or the Swingline Bank otherwise receives repayment, after 3:00 p.m., San Francisco time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swingline Bank shall promptly notify the Agent of the Swingline Loan Outstandings each time there is a change therein.

                  (b) Swingline Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate. Interest shall be payable quarterly on the last Business Day of each calendar quarter and in any event on the Revolving Termination Date. The Swingline Bank shall be responsible for submitting invoices to the Borrowers for such interest. The interest payable on Swingline Loans shall be solely for the account of the Swingline Bank unless and until the Banks fund their participations therein pursuant to clause (d) of this Section.

                  (c) The Swingline Loans shall be payable on demand made by the Swingline Bank and in any event on the Revolving Termination Date.

                  (d) Upon the making of a Swingline Loan, each Bank shall be deemed to have purchased from the Swingline Bank a participation therein in an amount equal to that Bank's Pro Rata Share TIMES the amount of the Swingline Loan. Upon demand made by the Swingline Bank, each Bank shall, according to its Pro Rata Share, promptly provide to the Swingline Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swingline Bank shall be absolute and unconditional (except only demand made by the Swingline Bank) and shall not be affected by the occurrence of a Default or Event of Default; PROVIDED that no Bank shall be obligated to purchase its Pro Rata Share of (i) Swingline Loans to the extent that Swingline Outstandings are in excess of $20,000,000 and (ii) any Swingline Loan made (absent the consent of all of the Banks) when the Swingline Bank has written notice that a Default or Event of Default has occurred and such Default or Event of Default remains continuing. Each Bank that has provided to the Swingline Bank the purchase price due for its participation in Swingline Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swingline Bank against the applicable Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by such Borrower with respect to such claim and in any interest payment made by such Borrower (but only with respect to periods subsequent to the date such Bank paid the Swingline Bank its purchase price) with respect to such claim.

                  (e) Upon any demand for payment of the Swingline Outstandings by the Swingline Bank (unless the applicable Borrower has made other arrangements acceptable to the Swingline Bank to repay in full all Swingline Outstandings), such Borrower shall request a Committed Loan in an amount sufficient to repay Swingline Outstandings. In each case, the Agent shall automatically provide the Committed Loans made by each Bank to the Swingline Bank (which the Swingline Bank shall then apply to the Swingline Outstandings). In the event that the applicable Borrower fails to request a Committed Loan within the time specified by SECTION 2.3 on any such date, the Agent may, but shall not be required to, without notice to or the consent of such Borrower, cause Committed Loans to be made by the Banks under the Commitment in amounts which are sufficient to reduce the Swingline Outstandings as required above. The conditions precedent set forth in ARTICLE V shall not apply to Committed Loans to be made by the Banks pursuant to the three preceding sentences. The proceeds of such Committed Loans shall be paid directly to the Swingline Bank for application to the Swingline Outstandings.

         2.8. VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Borrowers may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, (a) the then-outstanding principal amount of the Loans plus the Effective Amount of all L/C Obligations would exceed the amount of the combined Commitments then in effect or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Borrowers in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment.

         2.9.     OPTIONAL AND MANDATORY PREPAYMENTS; MANDATORY COMMITMENT
REDUCTIONS.

                  (a) Subject to SECTION 4.4, the Borrowers may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Agent, ratably prepay Committed Loans in whole or in part, in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Base Rate Committed Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

                  (b) Bid Loans may not be voluntarily prepaid unless consented to by the applicable Bank or Designated Bidder.

                  (c) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrowers shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to SECTION 4.4, if on any date the aggregate principal amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations and minus the face amount of the Letters of Credit that have been Cash Collateralized exceeds the combined Commitments, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans and L/C Advances by an amount equal to the applicable excess.

         2.10.    REPAYMENT.

                  (a) REVOLVING LOANS. The Borrowers shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

                  (b) BID LOANS. The Borrowers shall repay each Bid Loan on the last day of the relevant Interest Period.

         2.11.    INTEREST.

                  (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrowers' right to convert to other Types of Loans under SECTION 2.4), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                  (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate

Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank or Designated Bidder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank or Designated Bidder would be contrary to the provisions of any law applicable to such Bank or Designated Bidder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank or Designated Bidder, and in such event the Borrowers shall pay such Bank or Designated Bidder interest at the highest rate permitted by applicable law.

         2.12.    FEES.

                  (a) ARRANGEMENT, AGENCY FEES. The Company shall pay an arrangement fee to the Lead Arranger for the Lead Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Lead Arranger and Agent dated August 26, 1998.

                  (b) FACILITY FEES. The Borrowers shall pay to the Agent for the account of each Bank a facility fee on such Bank's Commitment (whether used or unused), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, at a rate per annum equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from the Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on December 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

                  (c) UTILIZATION FEES. If on any date the sum of (i) the aggregate utilization of this Agreement and (ii) the aggregate utilization of the 364 Day Credit Agreement shall exceed 50% (fifty percent) of the sum of (i) the aggregate Commitments under this Agreement and (ii) the aggregate commitments of the Banks under the 364 Day Credit Agreement, the Borrowers shall pay to the Agent for the account of each Bank an amount equal to .05 of 1% (one percent)of the aggregate amount of the utilization of the Agreement as of each such date, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, commencing on December 31, 1998 through the Revolving Termination Date, with the final payment, if any, to be made on the Revolving Termination Date. The aggregate outstanding principal amount of Bid Loans shall not be included in any calculation of the aggregate utilization of this Agreement; HOWEVER, all other Loans and all L/C Obligations shall be so included.

         2.13.    COMPUTATION OF FEES AND INTEREST.

                  (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrowers, the Banks and Designated Bidders in the absence of manifest or demonstrable error. The Agent will, at the request of the Borrowers or any Bank or Designated Bidder, deliver to the Borrowers or the Bank or Designated Bidder, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

         2.14.    PAYMENTS BY THE BORROWERS.

                  (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Banks and Designated Bidders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank (or Designated Bidder) its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Banks or Designated Bidders that a Borrower will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent the Borrowers have not made such payment in full to the Agent, each Bank or Designated Bidder shall repay to the Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

         2.15.    PAYMENTS BY THE BANKS TO THE AGENT.

                  (a) Unless the Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrowers the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrowers such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

                  (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         2.16. SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.9) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank and applying such setoff to the Loans shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.





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



                                   ARTICLE III

                              THE LETTERS OF CREDIT

         3.1.     THE LETTER OF CREDIT SUBFACILITY.

                  (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Revolving Termination Date to issue Letters of Credit for the account of the Borrowers and their Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with SECTIONS 3.2(c) and 3.2(d), and (b) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrowers and their Subsidiaries; PROVIDED, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all L/C Obligations plus the outstanding principal amount of all Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Revolving Loans of such Bank plus the participation of such Bank in the outstanding principal amount of Swingline Loans exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

                  (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Borrowers, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                  (iii) the expiry date of any requested Letter of Credit is (A) more than 364 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) later than the fifth Business Day prior to the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                  (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                  (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                  (vi) such Letter of Credit is in a face amount less than $500,000 (or such lesser amount as may be acceptable to the Issuing
         Bank) or to be denominated in a currency other than Dollars.

         3.2.     ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: the proposed date of issuance of the Letter of Credit (which shall be a Business Day); the face amount of the Letter of Credit; the expiry date of the Letter of Credit; the name and address of the beneficiary thereof; the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and such other matters as the Issuing Bank may require.

                  (b) At least one Business Day prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from a Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under SECTION 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or SECTION 3.1(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least two days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: the Letter of Credit to be amended; the proposed date of amendment of the Letter of Credit (which shall be a Business Day); the nature of the proposed amendment; and such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

                  (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of a Borrower and upon the written request of such Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least two days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: the Letter of Credit to be renewed; the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); the revised expiry date of the Letter of Credit; and such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SECTION 3.2(d) upon the request of a Borrower but the Issuing Bank shall not have received any L/C Amendment Application from a Borrower with respect to such renewal or other written direction by such Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and such Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from a Borrower requesting such renewal.

                  (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.3. EXISTING BofA LETTERS OF CREDIT; RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

                  (a) On and after the Effective Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to SECTIONS 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Effective Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of such Bank's Pro Rata Share times the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.1, the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

                  (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in SECTION 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of the Pro Rata Share of such Bank, times the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                  (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrowers. The applicable Borrower shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrowers fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the applicable Borrower shall be deemed to have requested that Base Rate Committed Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in SECTION 5.2. Any notice given by the Issuing Bank or the Agent pursuant to this SECTION 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate



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



confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (d) Each Bank shall upon any notice pursuant to SECTION 3.3(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to SECTION 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Committed Loan to the applicable Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this SECTION 3.3.

                  (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Committed Loans to a Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in SECTION 5.2 or for any other reason, the applicable Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to SECTION 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this SECTION 3.3.

                  (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrowers or any other Person for any reason whatsoever; the occurrence or continuance of a Default, an Event of Default or a Materially Adverse Effect; or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each



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



Bank's obligation to make Revolving Loans under this SECTION 3.3 is subject to the conditions set forth in SECTION 5.2. Each Bank's obligations under this clause (f) are several and not joint or joint and several, and no Bank shall be responsible for the failure of any other Bank to satisfy its obligations under this clause (f).

         3.4.     REPAYMENT OF PARTICIPATIONS.

                  (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrowers in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to SECTION
3.3 or in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                  (b) If the Agent or the Issuing Bank is required at any time to return to the Borrowers, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by a Borrower to the Agent for the account of the Issuing Bank pursuant to this
SECTION 3.4 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.5.     ROLE OF THE ISSUING BANK.

                  (a) Each Bank and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: any action taken or omitted in connection herewith at the request or with the approval of the

Banks (including the Majority Banks, as applicable); any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of SECTION 3.6; PROVIDED, HOWEVER, anything in such clauses to the contrary notwithstanding, that the Borrowers may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (vi) any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrowers in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor.

         3.7.     CASH COLLATERAL PLEDGE.  Upon the request of the Agent,

                  (i) (A) while an Event of Default exists, if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of

         Credit may for any reason remain outstanding and partially or wholly undrawn, or

                  (ii) the occurrence of the circumstances described in SECTION
         2.9 requiring the Borrowers to Cash Collateralize Letters of Credit, then, the Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

         3.8.     LETTER OF CREDIT FEES.

                  (a) The Borrowers shall pay to the Agent for the account of each of the Banks a letter of credit fee on average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent, at a rate per annum equal to the Applicable Letter of Credit Fee Rate. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on September 30, 1998, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                  (b) The Borrowers shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to .125 of 1% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

                  (c) The Borrowers shall pay to the Issuing Bank from time to time on demand the normal Issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect.

         3.9. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1.     TAXES.

                  (a) Any and all payments by the Borrowers to each Bank, Designated Bidder, Tax Transferee or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree to indemnify and hold harmless each Bank, Designated Bidder, and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank, Designated Bidder, or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank, Designated Bidder, or the Agent makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank, Designated Bidder, Tax Transferee or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank, Designated Bidder, Tax Transferee or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Borrowers shall make such deductions and withholdings;

                  (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Borrowers shall also pay to each Bank, Designated Bidder, Tax Transferee or the Agent for the account of such Bank, Designated Bidder or Tax Transferee, at the time interest is paid, all additional amounts which the respective Bank or Designated Bidder specifies as necessary to preserve the after-tax yield the Bank, Designated Bidder or Tax Transferee would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) Within 30 days after the date that any Bank, Tax Transferee or the Agent receives a refund of any Taxes or Other Taxes for which it has been indemnified by the Borrowers pursuant to this Agreement (other than through potential use of such Taxes as a Foreign tax credit on a tax return filed by such Bank, Tax Transferee or Agent), such Bank, Tax Transferee or the Agent, as the case may be, shall pay to the applicable Borrower such refund of Taxes or Other Taxes. Notwithstanding the foregoing, such Bank, Tax Transferee or the Agent shall not be required to make any payment hereunder before such time as the Borrowers shall have made all payments or indemnities then due pursuant to this Agreement; PROVIDED HOWEVER, that such Bank, Tax Transferee or the Agent shall be required to make such payments promptly after such time as the Borrowers shall have made all such payments or indemnities.

                  (f) Notwithstanding anything to the contrary herein, the Borrowers shall not be required to indemnify any Bank or Tax Transferee or pay any additional amounts to any Bank or Tax Transferee pursuant to this SECTION
4.1 to the extent that such additional amounts are attributable to a determination by the Internal Revenue Service that such Bank or Tax Transferee is a "conduit entity" participating in a "conduit financing arrangement" within the meaning of Treas. Reg. Section 1.881-3.

         4.2.     ILLEGALITY.

                  (a) If the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case occurring after the Effective Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office, or such Bank's Designated Bidders in the case of LIBOR Bid Loans, to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Agent, any obligation of that Bank or Designated Bidder to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Borrowers have accepted such Bank's or Designated Bidder's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.




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



                  (b) If it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

         4.3.     INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in each case (A) not currently scheduled to become effective and (B) occurring after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank



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to the Borrowers through the Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.4. FUNDING LOSSES. The Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Borrowers to make on a timely basis any payment of principal of any Offshore Rate Loan;

                  (b) the failure of the Borrowers to borrow, continue or convert an Offshore Rate Committed Loan after the Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the failure of the Borrowers to make any prepayment of any Offshore Rate Committed Loan in accordance with any notice delivered under
SECTION 2.9;

                  (d) the prepayment (including pursuant to SECTION 2.9) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under SECTION 2.4(a) of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under SECTION 4.3(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.5. INABILITY TO DETERMINE RATES. If the Majority Banks and the Agent determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or dollar deposits in the relevant amount and for the relevant Interest Period are not available to BofA in the interbank Eurodollar market, the Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be



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suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by them. If the Borrowers do not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by a Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

         4.6. CERTIFICATES OF BANKS. Any Bank or Designated Bidder claiming reimbursement or compensation under this Article IV shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank or Designated Bidder hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7. SUBSTITUTION OF BANKS. Upon the receipt by the Borrowers from any Bank (an "Affected Bank") of a claim for compensation under SECTION 4.1 or
SECTION 4.3 or in the event any Bank whose obligations to make Offshore Loans have been suspended under SECTION 4.2, the Borrowers may: (i) request the Affected Bank to use its reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

        4.8. AFFECTED BANK'S OBLIGATION TO MITIGATE. Each Bank and Designated Bidder agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause
(a) a Borrower to be required to pay additional amounts to it under SECTION 4.1
(b) or (c) or (b) it to be illegal for such Bank or Designated Bidder to make or maintain any Offshore Rate Loan, it will, to the extent not inconsistent with such Bank's or Designated Bidder's internal policies, use its reasonable efforts to make, fund or maintain the affected Loans of such Bank or Designated Bidder through another Lending Office of such Bank or Designated Bidder if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to SECTION 4.1(c) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to SECTION 4.2, and if, as such Bank or



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Designated Bidder determines, in its sole discretion, the making, funding or maintaining of such Loans through such Lending Office would not, in the judgment of such Bank or Designated Bidder, be disadvantageous to such Bank or Designated Bidder. The Borrowers hereby agree to pay all reasonable expenses incurred by any Bank or Designated Bidder in utilizing another Lending Office pursuant to this SECTION 4.8.

         4.9. PRESENTATION OF CLAIMS; SURVIVAL. Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this Article IV (each, a "TRIGGER EVENT"). Notwithstanding any other provision of this Article IV, no Bank shall be entitled to any compensation pursuant to this Article in respect of any Trigger Event for any period of time in excess of 6 months prior to such notice unless such Trigger Event is retroactive and notice is given within 6 months of such retroactive Trigger Event.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent have received on or before or concurrently with the Effective Date, all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                  (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes (to the extent requested under SECTION 2.2) executed by each party thereto;

                  (b) RESOLUTIONS; INCUMBENCY.

                  (i) Copies of the resolutions of the board of directors of the Company and each Obligor authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

                  (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Obligor certifying the names and true signatures of the officers of the Company or such Obligor authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;




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



                  (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                  (i) the articles or certificate of incorporation and the bylaws of the Company and each Obligor as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company or such Obligor as of the Effective Date; and

                  (ii) a good standing certificate for the Company and each Obligor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date;

                  (d) GUARANTIES. The Guaranty executed by each of the Obligors and the Company Guaranty executed by the Company;

                  (e) PRIOR CREDIT AGREEMENTS. Evidence that all commitments to lend under the Prior Credit Agreements have been terminated and that all principal, interest, fees and other sums then due and payable under the Prior Credit Agreements have been paid in full;

                  (f) MERGER AGREEMENT. A certificate signed by a Responsible Officer of the Company, dated as of the Effective Date, stating that: (i) the conditions precedent to the transactions contemplated by the Merger Agreement have been satisfied without waiver or forbearance; (ii) the representations and warranties of the Company and Catera set forth in the Merger Agreement are true and correct immediately before the effective time of the merger (the "EFFECTIVE TIME") contemplated by the Merger Agreement (the "MERGER"), with the same force and effect as if made on and as of the Effective Time, except to the extent any inaccuracies in any such representations or warranties, individually or in the aggregate, do not materially impair the ability of the Company or Catera to consummate the transactions contemplated by the Merger Agreement and would not have a Material Adverse Effect (as defined in the Merger Agreement) on the Company (provided that any representation or warranty made by the Company and Catera in the Merger Agreement that is qualified by Material Adverse Effect language shall be read as if such language were not present), and except that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date; (iii) Manor Care has certified to the Company that its representations and warranties set forth in the Merger Agreement are true and correct immediately before the Effective Time, with the same force and effect as if made on and as of the Effective Time, except to the extent any inaccuracies in any such representations or warranties, individually or in the aggregate, do not materially impair the ability of Manor Care to



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



consummate the transactions contemplated by the Merger Agreement and would not have a Material Adverse Effect on Manor Care (provided that any representation or warranty made by Manor Care in the Merger Agreement that is qualified by Material Adverse Effect language shall be read as if such language were not present), and except that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date; (iv) the Merger Agreement has not been amended in any material respect; and (v) the Company has filed all necessary merger certificates in order to consummate the transactions contemplated by the Merger Agreement;

                  (g) LITIGATION. Such evidence as the Agent shall reasonably require that (i) there exists no litigation challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement, the making of the Loans by the Banks or the performance of the Obligations and (ii) there exists no judgment, order, injunction, or other restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement, the making of the Loans by the Banks or the performance of the Obligations;

                  (h) LEGAL OPINIONS. Opinions of Latham & Watkins, counsel to the Company and its Subsidiaries and R. Jeffrey Bixler, general counsel of the Company and addressed to the Agent and the Banks, substantially in the form of EXHIBIT D;

                  (i) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in SECTIONS 2.12 and 10.4;

                  (j) CERTIFICATE. A certificate signed by a Responsible Officer of the Company, dated as of the Effective Date, stating that:

                  (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                  (ii) no Default or Event of Default exists or would result from the Credit Extension; and




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



                  (iii) there has occurred since December 31, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Materially Adverse Effect; and

                  (k) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

         5.2. CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Bank to make any Committed Loan to be made by it, the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) and the obligation of any Bank or Designated Bidder to make any Bid Loan as to which a Borrower has accepted the relevant Competitive Bid (including its initial
Loan), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a) NOTICE OF BORROWING; APPLICATION. The Agent shall have received a Notice of Borrowing, in the case of each Committed Loan, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.2;

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing, L/C Application or L/C Amendment Application and Competitive Bid Request submitted by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice or request and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this SECTION 5.2 are satisfied.





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



                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Agent and each Bank that:

         6.1. ORGANIZATION, POWER, AUTHORITY, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure so to qualify would be reasonably likely to have a Materially Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it where the failure to hold such licenses, permits, and other approvals would be reasonably likely to have a Materially Adverse Effect. Each other Obligor is a corporation duly incorporated or partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent applicable to partnerships in any such jurisdiction), is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the failure so to qualify would be reasonably likely to have a Materially Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it where the failure to hold such licenses, permits, and other approvals would be reasonably likely to have a Materially Adverse Effect. Each of the Company and each other Obligor has full power and authority to execute, deliver and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is or is to be a party, to obtain Credit Extensions hereunder, and all other actions incidental thereto, as applicable.

         6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution and delivery by the Company and each other Obligor of this Agreement, the Notes and each other Loan Document executed or to be executed by it, the performance by the Company and each other Obligor of its Obligations hereunder and thereunder, all Credit Extensions obtained hereunder by the Borrowers, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, and all other actions incidental to any thereof have been duly authorized by all necessary action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organization Document or material Contractual Obligation of the Company or such Obligor or any law or



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governmental regulation or court decree or order (and, in the case of any such material Contractual Obligation or any such law, regulation, decree or order, such conflict, violation or default would not be reasonably likely to have a Materially Adverse Effect) and will not result in or require the creation or imposition of any Lien on any of the Company's or such Obligor's properties having an aggregate value in excess of $500,000 pursuant to the provisions of any Contractual Obligation (other than under this Agreement).

         6.3.     GOVERNMENT APPROVAL, REGULATION, ETC. Except as set forth in
ITEM 6.3 ("Approvals") of the Disclosure Schedule, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Company or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is or is to be a party or the consummation of any other transactions contemplated hereby or thereby, except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect. Neither the Company nor any other Obligor is (i) an "investment company" within the meaning of the Investment Company Act of 1940 or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         6.4. VALIDITY, ETC. This Agreement has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms; and each Note and each other Loan Document to which the Borrowers or any other Obligor is or is to be a party will, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Borrowers or such Obligor, as the case may be, enforceable in accordance with its terms; except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         6.5.     FINANCIAL INFORMATION.

                  (a) The audited consolidated balance sheet as of December 31, 1997 and the related consolidated statements of income, of shareholders equity and of cash flow for the fiscal year then ended, of the Company and its Subsidiaries, audited by Ernst & Young LLP have been prepared in accordance with GAAP consistently applied (except as disclosed therein) throughout the period involved, present fairly the financial position of the Company and such Subsidiaries as of the date applicable and the results of their operations and cash flows for the period then



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



ended and show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) The unaudited consolidated balance sheet as of June 30, 1998 and the related consolidated statements of income, of shareholders equity and of cash flow for the fiscal quarter then ended of the Company and its Subsidiaries have been prepared in accordance with GAAP consistently applied (except as disclosed therein) throughout the period involved and present fairly the financial position of the Company and its Subsidiaries as of the date applicable and results their operations and cash flows for the period then ended.

                  (c) The audited consolidated balance sheet as of May 31, 1998 and the related consolidated statements of income, of shareholders equity and of cash flow for the fiscal year then ended, of Manor Care and its Subsidiaries, audited by Arthur Anderson LLP have been prepared in accordance with GAAP consistently applied (except as disclosed therein) throughout the period involved, present fairly the financial position of Manor Care and such Subsidiaries as of the date applicable and the results of their operations and cash flows for the period then ended and show all material indebtedness and other liabilities, direct or contingent, of Manor Care and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         6.6. NO MATERIALLY ADVERSE EFFECT. Since December 31, 1997, as of the Effective Date, no event or events have occurred which, individually or in the aggregate, has had or would be reasonably likely to have a Materially Adverse Effect.

         6.7. LITIGATION, ETC. There is no pending or, to the best knowledge of the Company, threatened litigation, action, proceeding, order, investigation or claim, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality affecting the Company or any of the other Obligors, or any of their respective properties, assets or revenues which

                  (a) purports to affect or pertains to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) individually or in the aggregate would reasonably be expected to result in or constitute a Materially Adverse Effect, except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule;




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



and none of the Company and the other Obligors is subject, to the best knowledge of the Company, to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries which individually or in the aggregate have resulted or would reasonably be expected to result in or constitute a Materially Adverse Effect.

         6.8. REGULATIONS T, U AND X. Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of either Borrower, individually and on a consolidated basis with its Subsidiaries, consists of margin stock. The proceeds of any Loans made hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regula tions T, U or X. Terms for which meanings are provided in F.R.S. Board Regulations T, U and X have such meanings when such terms are used in this SECTION 6.8.

         6.9. PENSION AND WELFARE PLANS. Except as specifically disclosed in ITEM 6.9 of the Disclosure Statement:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Materially Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.10. SUBSIDIARIES. The Obligors have no Subsidiaries except those listed on ITEM 6.10 ("Subsidiaries") of the Disclosure Schedule and those Subsidiaries which are permitted to have been acquired after the Effective Date in accordance with the terms hereof.

         6.11. TAXES. Each of the Company and each other Obligor has filed all Federal and all other material tax returns and reports required by law to have been filed by it; all such tax returns are complete and accurate in all material respects; and the Company and each other Obligor has paid or properly accrued for or withheld (as applicable) all taxes and governmental charges thereby shown to be owing or required to be withheld, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         6.12. ABSENCE OF DEFAULT. Neither the Company nor any other Obligor is in default under any governmental regulation or court decree or order or under any law if such default would be reasonably likely to have a Materially Adverse Effect.

         6.13. LABOR CONTROVERSIES. There are no labor controversies pending or, to the best knowledge of the Company, threatened against the Company or any other Obligor, which would be reasonably likely to have a Materially Adverse Effect.

         6.14. OWNERSHIP OF PROPERTIES. Each of the Company and each other Obligor has good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens, except as permitted pursuant to SECTION 7.2.3 and, as of the Effective Date, as disclosed in ITEM 7.2.2(l)/7.2.3(a) ("Existing Indebtedness and Existing Liens") of the Disclosure Schedule and except for defects to title which have not had and would not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

         6.15. PATENTS, TRADEMARKS, ETC. Each of the Company and each other Obligor owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company and the other Obligors as now conducted without, to



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the best knowledge of the Company after due inquiry, any infringement upon rights of other Persons, except as may be disclosed in ITEM 6.15 ("Patent and Trademark Infringements") of the Disclosure Schedule.

         6.16. ENVIRONMENTAL MATTERS. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in ITEM 6.16 ("Environmental Matters") of the Disclosure Schedule, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

         6.17. ACCURACY OF INFORMATION. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any other Obligor in writing to any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any other Obligor in writing to the Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified.

         6.18. YEAR 2000 REPRESENTATIONS. On the basis of a comprehensive review and assessment of Company's systems and equipment and inquiry made of Company's material suppliers, vendors and customers, the Company reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not have a Materially Adverse Effect. The Company has developed feasible contingency plans adequate to ensure uninterrupted and unimpaired business operation in the event of failure of its own or, to the extent within the Company's control, a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.




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



         6.19.    HEALTH CARE REGULATORY MATTERS.

                  (a) Except as disclosed in ITEM 6.19 ("Regulatory Matters") of the Disclosure Schedule and except to the extent that the failure to obtain or maintain any of the items in clauses (i) through (iv) below would not be material to the conduct of the Company's business, each Facility or the appropriate Subsidiary, as the case may be, has:

                  (i) where required by Applicable Law, obtained all required CONs for the construction or expansion of or investment in such Facility;

                  (ii) obtained and maintains all Health Facility Licenses necessary to operate such Facility as a long-term care facility;

                  (iii) obtained and maintains Medicaid Certification and Medicare Certification with respect to such Facility;

                  (iv) entered into and maintains its Medicaid Provider Agreement and its Medicare Provider Agreement with respect to such Facility; and

                  (v) not received, to the knowledge of the Company, any Hill-Burton Act funds nor has any obligations with respect to Hill-Burton Act charity care.

                  (b) Except as disclosed in ITEM 6.19 ("Regulatory Matters") of the Disclosure Schedule, all necessary steps have been or are being taken to secure the renewal of any Health Facility License, Medicaid Provider Agreement or Medicare Provider Agreement issued with respect to any Facility that is to expire within 60 days after the date hereof and that is material to the conduct of the Company's business, and there is no reasonable basis known to the Company or its Subsidiaries that any such renewal will not be obtained.

                  (c) Except as disclosed in ITEM 6.19 ("Regulatory Matters") of the Disclosure Schedule, there are no proceedings pending, or, to the best of the Company's knowledge, threatened by any Governmental Authority seeking to modify, revoke or suspend any Health Facility License, Medicaid Provider Agreement, Medicare Provider Agreement, Medicare Certification or Medicaid Certification with respect to any Facility, which would be reasonably likely to have a Materially Adverse Effect. Since the date of the most recent Medicare Certification and Medicaid Certification with respect to each Facility, none of the Company or any Subsidiary has taken any action that would materially



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



adversely affect such Certification or the Medicare Provider Agreement or Medicaid Provider Agreement with respect to such Facility.

         6.20.    MERGER AGREEMENT.

                  (a) Consummation of the transactions contemplated by the Merger Agreement by the Company and Manor Care has not and will not:

                  (i) contravene the terms of any of that Person's Organization Documents;

                  (ii) result in a breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, except where the breach, continuation or creation would neither materially impair the ability of Manor Care to consummate the transactions contemplated by the Merger Agreement nor have a Material Adverse Effect (as defined in the Merger Agreement) on the Company or Manor Care; or

                  (iii) violate a Requirement of Law, except where the violation would neither materially impair the ability of Manor Care to consummate the transactions contemplated by the Merger Agreement nor have a Material Adverse Effect (as defined in the Merger Agreement) on the Company or Manor Care.

                  (b) The Merger Agreement constitutes the legal, valid and binding obligations of the Company and, to the Company's knowledge, Manor Care, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.


                                   ARTICLE VII

                                    COVENANTS

         7.1. AFFIRMATIVE COVENANTS. The Company agrees with the Agent and each Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the Obligations set forth in this SECTION 7.1.



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



         7.1.1. FINANCIAL INFORMATION, ETC. The Company will furnish, or will cause to be furnished, to each Bank and to the Agent copies of the following financial statements, reports and information:

                  (a) promptly when available and in any event within 100 days after the close of each fiscal year,

                  (i) a consolidated balance sheet at the close of such fiscal year, and related consolidated statements of earnings, partners' or stockholders' equity and cash flow for such fiscal year, of the Company and its Subsidiaries, in each case (with comparable information at the close of and for the prior fiscal year, as available), prepared in accordance with GAAP consistently applied and audited without Impermissible Qualification by a firm of independent, nationally recognized certified public accountants,

                  (ii) a letter report of such firm of independent certified public accountants at the close of such fiscal year to the effect that nothing has come to their attention that has caused them to believe that the Company is not in compliance with any of the terms, covenants, provisions or conditions of SECTION 7.2.4, 7.2.5 or 7.2.9 insofar as such terms, covenants, provisions or conditions relate to accounting matters, and

                  (iii) a Compliance Certificate, including computation of the financial covenants contained in SECTION 7.2.4, calculated as of the close of such fiscal year;

                  (b) promptly when available and in any event within 50 days after the close of the fiscal quarter ending September 30, 1998, a consolidated balance sheet at the close of such fiscal quarter, and consolidated statements of earnings and partners' or stockholders' equity for such fiscal quarter, and consolidated statements of earnings, partners' or stockholders' equity and cash flow for the period commencing at the close of the previous fiscal year and ending with the close of such fiscal quarter, of the Company and its Subsidiaries, in each case (with comparable information at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year, in each case, as such comparable information is available) prepared in accordance with GAAP consistently applied, certified by the principal accounting or financial Responsible Officer of the Company,




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



                  (c) promptly when available and in any event within 50 days after the close of each fiscal quarter (other than the last fiscal quarter of a fiscal year), beginning with the fiscal quarter ending March 31, 1999,

                  (i) a consolidated balance sheet at the close of such fiscal quarter, and consolidated statements of earnings and partners' or stockholders' equity for such fiscal quarter, and consolidated statements of earnings, partners' or stockholders' equity and cash flow for the period commencing at the close of the previous fiscal year and ending with the close of such fiscal quarter, of the Company and its Subsidiaries, in each case (with comparable information at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year, in each case, as such comparable information is available) prepared in accordance with GAAP consistently applied, certified by the principal accounting or financial Responsible Officer of the Company, and

                  (ii) a Compliance Certificate, including computation of the financial covenants contained in SECTION 7.2.4, calculated as of the close of such fiscal quarter;

                  (d) promptly upon receipt thereof, copies of all management letters and other detailed information (if any) prepared with respect to the Company by any independent public accountants in connection with each annual or interim audit (in the case of interim audits, if any) made by such independent public accountants of the books of the Company or any Subsidiary;

                  (e) promptly upon any filing thereof by the Company or any Subsidiary with the SEC or with any securities exchange on which any of their respective securities are then listed, any annual, periodic or special report or registration statement that is then generally available to the public;

                  (f) concurrently with the delivery of financial statements pursuant to SECTIONS 7.1.1(a) and 7.1.1(c), a statement of the amount of proceeds of outstanding Loans which have been advanced to, or for the benefit of, the various Obligors during the prior fiscal quarter; and

                  (g) such other information with respect to the financial condition of the Company or any Subsidiary as the Agent or any Bank may from time to time reasonably request.




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



Each of the financial statements referred to in SECTIONS 7.1.1(a), 7.1.1(b) and 7.1.1(C) will fairly present the financial position of the Company and its Subsidiaries as of the dates and for the periods stated therein, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, have a Materially Adverse Effect).

         7.1.2. MAINTENANCE OF EXISTENCES, ETC. Except as expressly otherwise permitted by SECTION 7.2.6 or 7.2.7, the Company will:

                  (a) cause to be done at all times all things necessary to maintain and preserve the existences, rights (statutory and other) and franchises (including licenses, authorizations and permits necessary to the operation of its businesses) of the Company, the other Obligors and their respective Subsidiaries, in the case of the Company as a corporation and in the case of each other Obligor and each such Subsidiary as a partnership or corporation or other business entity, as the case may be, unless the failure so to do in any case could not reasonably be expected to have a Materially Adverse Effect; and

                  (b) as of the Effective Date and thereafter, continue to own and hold, directly or indirectly, free and clear of all Liens (except for the Liens permitted by clauses (c), (e) and (f) of SECTION 7.2.3), all of the outstanding shares of capital stock (excluding directors' qualifying shares, if any) or other equity of each Subsidiary.

         7.1.3. FOREIGN QUALIFICATION. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation or partnership (to the extent applicable to partnerships in any such jurisdiction) in each jurisdiction where the failure so to qualify would reasonably be expected to have a Materially Adverse Effect.

         7.1.4. PAYMENT OF TAXES, ETC. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, pay and discharge, as the same may become due and payable, all Federal, state, local and foreign taxes, assessments, fees and other governmental charges or levies against it or on any of its property or the income or profits therefrom, in excess of $500,000 in the aggregate; PROVIDED that the foregoing shall not require the Company or any other Obligor or Subsidiary to pay or discharge any such tax, assessment, fee, charge or levy so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its



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



books adequate reserves in accordance with GAAP with respect thereto.

         7.1.5. INSURANCE. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, maintain, with reputable, financially sound insurance companies, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in accordance with prudent business practice in the case of similar businesses in similar locations and will from time to time upon the reasonable request of the Agent, furnish a certificate of a Responsible Officer of the Company setting forth the nature and extent of all insurance maintained by the Company, the other Obligors and their Subsidiaries in accordance with this SECTION 7.1.5.

         7.1.6. NOTICE OF DEFAULT, LITIGATION, ETC. The Company will give prompt notice (but in no event later than ten days after any Responsible Officer of the Company has or should reasonably have obtained knowledge thereof) (with a description in reasonable detail of the nature and period of existence thereof and of the actions which the Company has taken and proposes to take with respect thereto) to the Agent for distribution to each Bank of:

                  (a) the occurrence of any Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against, the Company or any other Obligor or any of their Subsidiaries or to which any of its properties, assets or revenues is subject which

                  (i) would be reasonably likely to have a Materially Adverse Effect, or

                  (ii) relates to this Agreement or any other Loan Document;

                  (c) the occurrence of any other circumstance of which any of the officers of the Company has knowledge and which has a reasonable likelihood of resulting in a Materially Adverse Effect;

                  (d) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Banks; and

                  (e) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate:



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



                  (i) an ERISA Event;

                  (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                  (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                  (iv) the adoption of any amendment to a Plan subject to
         section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

         7.1.7. PERFORMANCE OF OBLIGATIONS. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, (a) perform promptly and faithfully all of its Obligations under each Loan Document executed by it and (b) comply with the provisions of all contracts or agreements to which it is a party or by which it is bound, whether oral or written, express or implied, and pay all obligations which it has incurred or may incur pursuant to any such contract or agreement as such obligations become due, where the failure so to comply or make such payment would, individually or in the aggregate with all such other failures, have a Materially Adverse Effect.

         7.1.8. BOOKS AND RECORDS. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, keep proper books and records reflecting all of its business affairs and transactions so that its consolidated financial statements are in accordance with GAAP and permit the Agent and the Banks, on reasonable notice and at reasonable times and intervals during ordinary business hours, to visit all of its offices, discuss its financial matters with officers of any Obligor or any Subsidiary of the Obligors and its independent public accountants, and examine and make abstracts from any of its books or other corporate records. The Company shall pay any reasonable fees of such independent public accountants incurred in connection with the exercise by the Agent and the Banks of their rights pursuant to this SECTION 7.1.8.

         7.1.9. COMPLIANCE WITH LAWS, ETC. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, comply with the requirements of all Applicable Laws (including, without limitation, Environmental Laws) noncompliance with which would reasonably be expected to have a Materially Adverse Effect.

         7.1.10. MANOR CARE OBLIGORS. The Company will cause each Manor Care Obligor to execute and deliver to the Agent for the benefit of the Banks on or before October 31, 1998:



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



                  (i)  the Manor Care Subsidiary Guarantee;

                  (ii) copies of resolutions, incumbency certificates organizational documents and good standing certificates responsive to the requirements of clauses (b) and (c) of SECTION 5.1. or such other evidence reasonably satisfactory to the Agent; and

                  (iii) a legal opinion of R. Jeffrey Bixler, general counsel to the Manor Care Obligors, in the form of EXHIBIT D or otherwise satisfactory to the Agent.

In addition, the Company will use reasonable efforts to cause each Manor Care Obligor to become a party to the Guaranty by executing and delivering to the Agent for the benefit of the Banks an Assumption Agreement in the form of
Exhibit 1 to the Guaranty.

         7.1.11. MAINTENANCE OF PROPERTY. The Company will, and will cause each other Obligor and each Subsidiary of the Obligors to, at their joint and several expense, maintain and keep its properties which are used or useful to its business in good repair, working order and condition (except for ordinary wear and tear), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times.

         7.1.12.  ASSUMPTION BY NEW SUBSIDIARIES.

                  (a) As soon as practicable following the acquisition or creation of any Subsidiary by the Company after the Effective Date which is not already a party to the Guaranty (other than the Manor Care Obligors) and which is not a Non-Obligor the Company shall immediately notify the Agent thereof and, upon the request of the Agent or the Majority Banks, shall cause any such Subsidiary to become a party to the Guaranty by executing an Assumption Agreement in the form of Exhibit 1 to the Guaranty to the extent permissible under Applicable Law. In addition, the Company shall cause such Subsidiary to provide the Agent with such additional instruments or documents, including, without limitation, opinions of counsel, certified resolutions, incumbency certificates, third party consents and other evidences of authority, with respect to such Subsidiary's ratification of, and assumption of all obligations of an Obligor under, the Guaranty as the Agent shall reasonably request.

                  (b) If any Non-Obligor (other than those described in clause
(i) of the definition of "Non-Obligor") has a total asset value of greater than $1,000,000 at any fiscal quarter end, the Company shall notify the Agent thereof within 30 days of such



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



fiscal quarter end and, upon the request of the Agent or the Majority Banks, the Company shall cause any such Subsidiary to become a party to the Guaranty (or, if such Subsidiary is a Subsidiary of Manor Care, the Manor Care Subsidiary Guaranty) by executing an Assumption Agreement in the form of Exhibit 1 to such instrument to the extent permissible under Applicable Law. In addition, the Company shall cause such Subsidiary to provide the Agent with such additional instruments or documents, including, without limitation, opinions of counsel, certified resolutions, incumbency certificates, third party consents and other evidences of authority, with respect to such Subsidiary's ratification of, and assumption of all obligations of an Obligor under, the Guaranty as the Agent shall reasonably request.

         7.1.13. USE OF PROCEEDS. The Borrowers shall use the proceeds of the Extensions of Credit (i) to refinance existing Indebtedness, (ii) to support commercial paper, (iii) for working capital and (iv) for general corporate purposes (including Acquisitions not prohibited hereunder) of the Company and its Subsidiaries.

         7.2. NEGATIVE COVENANTS. The Company agrees with the Agent and each Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the Obligations set forth in this SECTION 7.2.

         7.2.1. BUSINESS ACTIVITIES. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, engage in any business activity other than the businesses carried on by the Company and the other Obligors and their Subsidiaries prior to the date hereof and such other businesses as may be incidental or related thereto and other businesses relating to health care services.

         7.2.2. INDEBTEDNESS. The Company will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than (without duplication):

                  (a) Indebtedness in respect of the Loans, the Letters of Credit and other Obligations or refinancings thereof;

                  (b) Indebtedness outstanding under the 364 Day Credit
Agreement;

                  (c) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with the pro visions of SECTION 7.1.4 or which is being contested in good faith, by diligent proceedings, for which adequate reserves in



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



accordance with GAAP shall have been set aside and with respect to which no Lien has attached;

                  (d) Indebtedness in respect of judgments or awards not constituting an Event of Default under SECTION 8.1.8;

                  (e) Indebtedness for Borrowed Money secured by Liens permitted by SECTION 7.2.3(b), PROVIDED that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this CLAUSE (e) shall at no time exceed $50,000,000;

                  (f) refinancings, renewals, replacements or extensions of Indebtedness permitted by CLAUSE (b) or (e) above or by CLAUSE (g),(h) OR (l) below, in an amount not greater than the amount required to repay the Indebtedness so refinanced, and otherwise conforming to the terms of such clauses;

                  (g) Indebtedness secured by Liens permitted by SECTION
7.2.3(l);

                  (h) Indebtedness of Subsidiaries acquired after the date hereof existing at the time of such acquisition or attaching to assets purchased as part of the purchase of all or substantially all the assets of a Person or any distinct business segment of a Person and not created in anticipation of such acquisition, so long as after giving effect to such Indebtedness no Default shall exist hereunder;

                  (i) Contingent Liabilities in respect of any obligation of the Company or any other Obligor or any Subsidiary of the Obligors permitted by this Agreement;

                  (j) Indebtedness in respect of interest rate risk management agreements;

                  (k) Indebtedness to the Company or any other Subsidiary;

                  (l) Existing Indebtedness listed on ITEM 7.2.2(l) ("Existing Indebtedness") of the Disclosure Schedule;

                  (m) Capitalized Leases of the Obligors that together with all Indebtedness outstanding under CLAUSE (o) hereof and all Capitalized Lease Liabilities outstanding (other than Capitalized Leases under CLAUSES (h) AND (l) hereof) do not exceed $75,000,000 in the aggregate outstanding at any one time, so long as after giving effect to such Capitalized Leases no Default shall exist hereunder;

                  (n) Indebtedness represented by notes or letters of credit issued in connection with insurance policies and in a form



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



substantially similar to the notes or letters of credit set forth in ITEM 7.2.2(n) of the Disclosure Schedule issued in connection with existing insurance policies of any Subsidiary; and

                  (o) Other Indebtedness that together with all Capitalized Lease Liabilities outstanding under CLAUSE (m) hereof does not exceed $75,000,000 in the aggregate outstanding at any one time, so long as after giving effect to such Indebtedness no Default shall exist hereunder.

         7.2.3. LIENS. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except (without duplication):

                  (a) Liens encumbering the assets of the Company or any of its Subsidiaries which were granted and in effect prior to the Effective Date to secure Existing Indebtedness as listed in ITEM 7.2.3(a) ("Existing Liens") of the Disclosure Schedule;

                  (b) Liens (excluding Capitalized Leases) in respect of property acquired or constructed or improved by any Obligor or any Subsidiary of the Obligors for the account of such Obligor or such Subsidiary or in connection with CON's held by any Obligor or any Subsidiary of the Obligors, to secure Indebtedness for Borrowed Money assumed or incurred to finance all or any part of the purchase price or cost of construction or improvement of such property, but any such Lien shall cover only the property so acquired or constructed and any improvements thereto (and any real property on which such property is located, if such property is a building, improvement or fixture);

                  (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, trade contracts (other than



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



for Indebtedness) statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds or performance bonds;

                  (f) judgment Liens not constituting an Event of Default under
SECTION 8.1.8;

                  (g) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, have a Materially Adverse Effect;

                  (h) extensions, renewals or replacements of any Liens permitted under CLAUSES (a) and (b), but only if the principal amount of the Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other property;

                  (i) Capitalized Leases of the Obligors, with Capitalized Lease Liabilities that together with all Capitalized Lease Liabilities outstanding (other than Capitalized Leases under clauses (a) and (j) hereof) do not exceed $75,000,000 in the aggregate outstanding at any one time;

                  (j) Capitalized Leases of Subsidiaries acquired after the date hereof existing at the time of the acquisition and not created in anticipation of the acquisition;

                  (k) leases or subleases granted to others not interfering in any material respect with the business of any Obligor or any Subsidiary of the Obligors, and any interest or title of a lessor under any lease permitted by this Agreement;

                  (l) purchase money Liens securing payables arising from the purchase by any Obligor or any Subsidiary of the Obligors of any equipment or goods in the ordinary course of business, PROVIDED that such payables do not constitute Indebtedness for Borrowed Money;

                  (m) rights of set off incidental to Indebtedness permitted hereunder;

                  (n) Liens securing Indebtedness permitted under SECTION 7.2.2(h) attaching only to the property so acquired and not created in anticipation of such acquisition; and

                  (o) other Liens securing Indebtedness otherwise permitted under this Agreement in an aggregate amount not to exceed $25,000,000.




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         7.2.4.   FINANCIAL CONDITION.

                  (a) DEBT TO CAPITALIZATION. The Debt to Capitalization Ratio shall not exceed at any time 0.55 to 1.0.

                  (b) FIXED CHARGE COVERAGE. The Fixed Charge Coverage Ratio for each fiscal quarter shall not be less than 2.0 to 1.0.

                  (c) LEVERAGE RATIO. The Leverage Ratio of the Company and its Subsidiaries as at the end of any fiscal quarter shall not be greater than 3.5 to 1.0.

         7.2.5. RESTRICTED PAYMENTS. The Company shall not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that the Company may:

                  (a) declare and make dividend payments or other distributions payable solely in its common stock or make cash payments for the redemption of fractional shares;

                  (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                  (c) subdivide its outstanding shares of common stock into a larger number of shares of common stock, including, without limitation, by means of a stock split; and

                  (d) purchase, redeem or otherwise acquire shares of its common stock in connection with the administration of the Company's employee benefits program; and

                  (e) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash;

PROVIDED, that the cumulative amount of such dividends, purchases, redemptions and acquisitions after June 30, 1998 shall not exceed the sum of (i) $300,000,000 PLUS (ii) 50% of net income of the Company and its Subsidiaries arising after June 30, 1998 (excluding the Restructuring Charges), computed on a cumulative consolidated basis; and PROVIDED FURTHER that, in no event may any such payment, purchase, redemption or acquisition be made if immediately after giving effect to any such proposed



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action, any Default or Event of Default would exist. The provisions of this
SECTION 7.2.5 shall not be breached by the payment of any dividend within 60 days after the declaration thereof if, at such date of declaration, the making of such payment would not have been in violation of this Section.

         7.2.6. CONSOLIDATION, MERGER, ETC. The Company will not, nor will it permit any other Obligor to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, except (i) that any other Obligor may liquidate or dissolve voluntarily into the Company, and any other Obligor may merge with any Subsidiary and with and into the Company so long as the Company is the surviving entity or with or into another Obligor and (ii) in connection with any merger permitted by SECTION 7.2.12.

         7.2.7. ASSET DISPOSITIONS, ETC. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and capital stock or other equity of Subsidiaries but excluding Company's capital stock) to any Person, except for:

                  (a) orderly liquidations of Cash Equivalent Investments;

                  (b) sales of nutritional products, pharmaceuticals, and other health care related products in the ordinary course of business;

                  (c) sales, transfers or other dispositions to the Company or any Subsidiary of the Company;

                  (d) sales by the Company or its Subsidiaries of recently constructed development facilities in accordance with historical practices;

                  (e) other dispositions not in excess of (i) in any fiscal year, 15% of the Consolidated total assets of the Company and its Subsidiaries as of the Effective Date or (ii) over the term of this Agreement, 25% of the Consolidated total assets of the Company and its Subsidiaries as of the Effective Date, so long as, in each case after giving effect to any such disposition, the Company is in compliance with all provisions of this Agreement.

In connection with any proposed disposition permitted under this SECTION 7.2.7 of a Subsidiary that is an Obligor to a Person that is neither an Obligor nor a Subsidiary of the Obligors, the Agent shall, upon request of the Company, provide a release of the Guaranty or, if applicable, the Manor Care Subsidiary Guarantee,



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with respect to such Subsidiary, such release to be effective upon such permitted disposition of such Subsidiary. The Company shall provide such certification or other evidence reasonably satisfactory to the Agent demonstrating that such proposed disposition is permitted under this SECTION 7.2.7.

         7.2.8. MODIFICATION OF CERTAIN INSTRUMENTS, ORGANIZATIONAL DOCUMENTS, ETC. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in any of the Obligors' or such Subsidiaries' Organizational Documents which would be materially adverse to the Agent and the Banks.

         7.2.9. TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates unless such arrangement is fair and equitable to the Company or such other Obligor or such Subsidiary and is not of a sort which would not be entered into by a prudent Person in the position of the Company or such other Obligor or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates; provided, however, that nothing in this SECTION 7.2.9 shall restrict (i) compensation, advances or loans payable to directors or officers of the Obligors in the ordinary course of business consistent with prior practices or (2) transactions approved by a majority of the disinterested members of the Board of Directors of Company or the applicable Subsidiary.

         7.2.10. AGREEMENTS RESTRICTING LIENS AND DISTRIBUTIONS. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, enter into any agreement (other than a Loan Document) which (a) except with respect to specific property encumbered to secure payment of Indebtedness related to such property permitted under SECTIONS 7.2.2 and 7.2.3, imposes restrictions greater in the aggregate than those under this Agreement upon the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (b), except as otherwise provided in the Manor Care Indenture, restricts the making or payment of dividends or distributions by any other Obligor or any Subsidiary of the Obligors to the Company or in respect of Indebtedness of the Company.

         7.2.11. ENVIRONMENTAL MATTERS. The Company will not, nor will it permit any other Obligor or any Subsidiary of the Obligors to, violate any Environmental Law if such violation would be reasonably likely to have a Materially Adverse Effect and, without limiting the foregoing, the Company will not, and



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will not permit any Person to, except in accordance with Applicable Law, dispose of any Hazardous Material into, onto or from any real property owned or operated by the Company or any other Obligor or any Subsidiary of the Obligors, nor allow any Lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on such real property, which disposal or Lien would be reasonably likely to have a Materially Adverse Effect.

         7.2.12. ACQUISITIONS. The Company will not, nor will it permit any of its Subsidiaries to, make any Acquisition unless:

                  (i) immediately before and after giving effect to the consummation of each Acquisition, no Default has occurred and is continuing or will exist;

                  (ii) for each such Acquisition involving the purchase of a majority of the stock of another party, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the other party or parties has been obtained; and

                  (iii) the aggregate value of the cash or other non-stock consideration (including Indebtedness assumed by the Company or its Subsidiaries in connection therewith) for all such Acquisitions (other than those described in the following proviso) does not exceed $150,000,000 in any fiscal year;

PROVIDED, HOWEVER, that notwithstanding the foregoing, any Subsidiary of the Company may be merged or consolidated with or into the Company if the Company shall be the continuing or surviving corporation or with or into any other Subsidiary of the Company.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean any of the events set forth in this SECTION 8.1.

         8.1.1. NON-PAYMENT OF OBLIGATIONS. The Company or any other Obligor shall default in the payment or prepayment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any principal of, or any interest in respect of, any Loan or any other amount due under any Loan Document, and, in the case of interest or any other amount due, continuance of such default for 3 Business Days or more.




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         8.1.2.    NON-PERFORMANCE OF CERTAIN COVENANTS. The Company shall
default in the due performance or observance of any of its obligations under
SECTION 7.1.6, 7.1.11, 7.2.2, 7.2.3, 7.2.4, 7.2.6, 7.2.7, 7.2.8 or 7.2.9 and (if
such default can be remedied within the grace period provided in this SECTION
8.1.2 by the Company) such default shall continue unremedied for a period of 5 days after the earlier of (x) notice thereof having been given to the Company by the Agent or any Bank or (y) the date on which a Responsible Officer of the Company had actual knowledge of such default.

         8.1.3. NON-PERFORMANCE OF OTHER OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and (if such default does not otherwise constitute an Event of Default under this ARTICLE VIII and can be remedied within the grace period provided in this SECTION 8.1.3 such Obligor) such default shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof having been given to the Company by the Agent or any Bank or (y) the date on which a Responsible Officer of the applicable Obligor had actual knowledge of such default.

         8.1.4. BANKRUPTCY, INSOLVENCY, ETC. The Company or a Material Group of Subsidiaries shall:

                  (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Material Group of Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Material Group of Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Material Group of Subsidiaries and, if such case or proceeding is not commenced by the Company or any Material Group of Subsidiaries, such case or proceeding shall be consented to or acquiesced in by the Company or any Material



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Group of Subsidiaries or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         8.1.5. BREACH OF WARRANTY. Any representation or warranty of the Company hereunder or of the Company or any other Obligor in any other Loan Document or any other writing furnished by or on behalf of the Company or any other Obligor to the Agent or any Bank for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made or deemed made in any material respect.

         8.1.6. CROSS DEFAULT. The Company or any Obligor (i) fails to make any payment in respect of any Indebtedness for Borrowed Money having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity.

         8.1.7. ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) except as disclosed on ITEM 6.9 of the Disclosure Schedule, the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000.




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         8.1.8.   JUDGMENTS. Any undischarged, unstayed, unbonded final
judgments or orders for the payment of money in an aggregate amount in excess of 1% of Consolidated total assets (in each case, after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company or any Obligor which remain in effect for more than 60 days.

        8.1.9. IMPERMISSIBLE CHANGE IN CONTROL. Any Impermissible Change in Control shall occur.

         8.1.10. GUARANTOR DEFAULTS. Any Obligor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty or, if applicable, the Manor Care Subsidiary Guaranty subject, in each case, to the grace periods set forth in this Article VIII that would otherwise be applicable to the Company; or the Guaranty or the Manor Care Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Obligor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

         8.1.11. LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, in each case which would be reasonably likely to have a Materially Adverse Effect.

         8.2. REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and



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all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in clauses
(a) through (d) of SECTION 8.1.4, the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

         8.3. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                    THE AGENT

         9.1.     APPOINTMENT AND AUTHORIZATION.

                  (a) Each Bank hereby irrevocably (subject to SECTION 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks



                                                        91

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to act for such Issuing Bank with respect thereto; PROVIDED, HOWEVER, that the
Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article IX, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         9.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3.     LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable to the Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent- Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.4.     RELIANCE BY AGENT.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and



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upon advice and statements of legal counsel (including counsel to the
Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.6. CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and



                                       93

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information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.7. INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.8. AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory,



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underwriting or other business with the Company and its Subsidiaries and
Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" include BofA in its individual capacity.

         9.9. SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 60 days' notice to the Banks and the Company. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and SECTIONS 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         9.10.    WITHHOLDING TAX.

                  (a) If any Non-U.S. Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Non-U.S. Bank agrees with and in favor of the

Borrowers and the Agent, to deliver to the Borrowers and the Agent:

                  (i) if such Non-U.S. Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 or any successor form, before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement or such other time as may be required by any change in law if so requested by the Borrowers;

                  (ii) if such Non-U.S. Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Non-U.S. Bank, two properly completed and executed copies of IRS Form 4224 or any successor form before the payment of any interest is due in the first taxable year of such Non-U.S. Bank and in each succeeding taxable year of such Non-U.S. Bank during which interest may be paid under this Agreement or such other time as may be required by any change in law if so requested by the Borrowers, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Non-U.S. Bank agrees to promptly notify the Borrowers and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Non-U.S. Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Non-U.S. Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Non-U.S. Bank, such Non- U.S. Bank agrees to notify the Borrowers and the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Non-U.S. Bank. To the extent of such percentage amount, the Borrowers and the Agent will treat such IRS Form 1001 as no longer valid.

                  (c) If any Non-U.S. Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Non-U.S. Bank, such Non-U.S. Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Non-U.S. Bank is entitled to a reduction in the applicable withholding tax, the Borrowers and the Agent may withhold from any interest payment to such Non-U.S. Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Borrowers and the Agent, then the Agent may withhold from any interest payment to such Non-U.S. Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Bank (because the appropriate form was not delivered, was not properly executed, or because such Non-U.S. Bank failed to notify the Borrowers or the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Non-U.S. Bank shall indemnify the Borrowers and the Agent fully for all amounts paid, directly or indirectly, by the Borrowers and the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Borrowers and the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Non-U.S. Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         9.11. DOCUMENTATION AGENTS AND SYNDICATION AGENT. None of the Banks identified on the facing page or signature pages of this Agreement as a "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "documentation agent" or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrowers and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to SECTION 8.2);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan (except that payment of the default rate of interest under SECTION 2.11(c) may be waived by Majority Banks), or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                  (e) amend this Section, or SECTION 2.16, or any provision herein providing for consent or other action by all Banks; or

                  (f) except as provided in SECTION 7.2.7 or in accordance with their respective terms, terminate the Guaranty or the Manor Care Subsidiary Guaranty or release a Material Group of Subsidiaries from their obligations under the Guaranty or the Manor Care Subsidiary Guaranty;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.2.    NOTICES.

                  (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, PROVIDED that any matter transmitted by the Borrowers by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 10.2; or, as directed to the Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

                  (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4.    COSTS AND EXPENSES.  The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to SECTION 5.1(g)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

                  (b) pay or reimburse the Agent, the Lead Arranger and each Bank within five Business Days after demand (subject to SECTION 5.1(g)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         10.5. COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such

Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         10.6. PAYMENTS SET ASIDE. To the extent that the Borrowers makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         10.7. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         10.8.    ASSIGNMENTS, PARTICIPATIONS, ETC.

                  (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to another Bank or to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 or, if less, the entire amount of such Bank's Commitment; PROVIDED, HOWEVER, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT I ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or

Assignee has paid to the Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with SECTION 10.8(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank or Designated Bidder may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank or Designated Bidder (the "ORIGINATOR") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to SECTION 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1,
4.3 and 10.5 as though it were also a Bank or Designated Bidder (as the case may be) hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank or Designated Bidder (as the case may be) under this Agreement.

                  (e) Notwithstanding any other provision in this Agreement, any Bank or Designated Bidder may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CAR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.9. DESIGNATED BIDDERS. Any Bank may designate one Designated Bidder to have a right to offer and make Bid Loans pursuant to SECTION 2.6; PROVIDED, HOWEVER, that (i) no such Bank may make more than one such designation, (ii) each such Bank making any such designation shall retain the right to make Bid Loans, and (iii) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bank and a designee representing that it is a Designated Bidder, the Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and shall become a party to this Agreement as a "Designated Bidder."

         10.10. CONFIDENTIALITY. Each Bank and Designated Bidder agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or Designated Bidder, or (ii) was or becomes available on a non- confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank or Designated Bidder; PROVIDED, HOWEVER, that any Bank or Designated Bidder may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank or Designated Bidder is subject or in connection with an examination of such Bank or Designated Bidder by any such authority; (B) pursuant to subpoena or other court process; (C) subject to appropriate confidentiality protections, when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) subject to appropriate confidentiality protections, to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank, Designated Bidder or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's or Designated Bidder's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or Designated Bidder or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or Designated Bidder or such Affiliate; and (I) to its Affiliates subject to confidentiality and only for use in connection herewith.

         10.11. SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and Designated Bidder is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or Designated Bidder to or for the credit or the account of the Borrowers against any and all Obligations owing to such Bank or Designated Bidder, now or hereafter existing, irrespective of whether or not the Agent or such Bank or Designated Bidder shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank and Designated Bidder agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Bank or Designated Bidder; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.12. NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank and Designated Bidder shall notify the Agent in writing of any changes in the address to which notices to the Bank and Designated Bidder should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.13. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.14. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.15. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Designated Bidders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.16.   GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS; PROVIDED THAT THE AGENT AND THE BANKS AND THE BORROWER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF

ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         10.17. WAIVER OF JURY TRIAL. THE BORROWERS, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        HCR MANOR CARE, INC.



                                        By:
                                           --------------------------
                                        Title:
                                               ----------------------



                                        MANOR CARE, INC.

                                        By:
                                           --------------------------
                                        Title:
                                               ----------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent



                                        By:
                                           --------------------------
                                        Title:
                                               ----------------------


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank



                                        By:
                                           --------------------------
                                        Title:
                                               ----------------------

                                  SCHEDULE 2.1

                         COMMITMENTS AND PRO RATA SHARES
                         -------------------------------


                                                                     Pro Rata
Bank                                       Commitment                Share

Bank of America National
Trust and Savings
Association                               $165,625,000               33.125%


The Toronto -                               62,500,000               12.500%
Dominion Bank

The Chase                                   62,500,000               12.500%
Manhattan Bank

Deutsche Bank AG                            46,875,000                9.375%

The Huntington                              31,250,000                6.250%
National Bank

Bank of Montreal                            18,750,000                3.750%

The Bank of New                             18,750,000                3.750%
York

NBD Bank                                    18,750,000                3.750%

The First National                          18,750,000                3.750%
Bank of Maryland

National City Bank                          18,750,000                3.750%

Sun Trust Bank,                             18,750,000                3.750%
Central Florida,
National
Association

Wachovia Bank,                              18,750,000                3.750%
N.A

TOTAL                                     $500,000,000                  100%

                                    EXHIBIT A

                          NOTICE OF COMMITTED BORROWING
                          -----------------------------


                                                 Date: ____________, [199_/200_]



To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of September 25, 1998 (as extended, renewed, amended or restated from time to time, the "CREDIT
                                                     ------
         AGREEMENT") among HCR Manor Care, Inc., Manor Care,
         ---------
         Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

         The undersigned, [HCR Manor Care, Inc./Manor Care, Inc.] (the "COMPANY"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.3 of the Credit Agreement, of the Committed Borrowing specified below:

                  1. The Business Day of the proposed Committed Borrowing is _______________, [199_/200_].

                  2. The aggregate amount of the proposed Committed Borrowing is $____________.

                  3. The Committed Borrowing is to be comprised of $__________ of [Base Rate] [Offshore Rate] Loans.

                  4. The duration of the Interest Period of the Offshore Rate Loans included in the Borrowing shall be ___ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Committed Borrowing; and

                  (c) The proposed Committed Borrowing will not cause the aggregate principal amount of all outstanding Committed Loans PLUS the aggregate principal amount of all outstanding Bid Loans PLUS the aggregate amount available for drawing under all outstanding Letters of Credit PLUS the aggregate principal amount of all outstanding L/C Borrowings to exceed the combined Commitments of the Banks.

                                           [HCR MANOR CARE, INC./MANOR
                                            CARE, INC.]



                                           By:
                                              ---------------------------

                                           Title:
                                                 ------------------------

                                    EXHIBIT B

                        NOTICE OF CONVERSION/CONTINUATION
                        ---------------------------------


                                                Date: _____________, [199_/200_]


To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of September 25, 1998 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among HCR Manor Care, Inc., Manor Care, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         The undersigned, [HCR Manor Care, Inc./Manor Care, Inc.] (the "COMPANY"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Committed Loans specified herein, that:

                  1.       The Conversion/Continuation Date is
         ___________, [199_/200_].

                  2. The aggregate amount of the Committed Loans to be [converted] [continued] is $____________.

                  3. The Committed Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

                  4. [If applicable:] The duration of the Interest Period for the Committed Loans included in the [conversion] [continuation] shall be ____ months.

                                       [HCR MANOR CARE, INC./MANOR
                                        CARE, INC.]



                                       By:
                                          ---------------------------

                                       Title:
                                             ------------------------

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE
                             ----------------------


To: Bank of America National Trust and Savings Association for the Banks parties to the Credit Agreement dated as of September 25, 1998 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among HCR Manor Care, Inc., Manor Care, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         This Compliance Certificate is delivered to you pursuant to Section
7.1.1 of the Credit Agreement. Unless the context clearly indicates to the contrary, capitalized terms used herein which are defined in the Credit Agreement shall have the meanings which the Credit Agreement assigns to such terms.

         The Company hereby certifies and warrants to the Agent, for the benefit of the Agent and the Banks, that the following is true and correct calculation of the ratios and financial conditions contained in Section 7.2.4 of the Credit Agreement for the computation date shown on the attachments hereto (the "COMPUTATION DATE"):

                  (a) The Debt to Capitalization Ratio on the Computation Date was ___ to 1.0, as calculated on ATTACHMENT I hereto. The maximum Debt to Capitalization Ratio permitted by Section 7.2.4(a) for such date is
         0.55 to
         1.0.

                  (b) The Fixed Charge Coverage Ratio for the period ending on the Computation Date, with respect to the last day of the last fiscal quarter, was __ to 1.0, as calculated on ATTACHMENT II hereto. The minimum Fixed Charge Coverage Ratio required by Section 7.2.4(b) for such period is 2.0 to
         1.0.

                  (c) The Leverage Ratio for the period ending on the Computation Date, with respect to the last day of the last fiscal quarter, was ___ to 1.0, as calculated on ATTACHMENT III hereto. The maximum Leverage Ratio permitted by Section 7.2.4(c) for such period is
         3.5 to 1.0.

         IN WITNESS WHEREOF, the Company has caused this Compliance Certificate to be executed and delivered by its Responsible Officer this ___ day of ______________, [19__/200__].


                                  HCR MANOR CARE, INC.


                                  By:
                                     -------------------------------
                                  Name Printed:
                                               ---------------------
                                  Its:
                                      ------------------------------

                                  Address:  One SeaGate
                                            23rd Floor
                                            Toledo, Ohio 43604-2616

Attachment I
(to Compliance Certificate
dated _________, [19__/200__])



Debt To Capitalization Ratio (Section 7.2.4(A))
----------------------------

Computation Date:   _______________, [19__/200__]


Item                  Measurement
----                  -----------

1.         Consolidated Indebtedness for
           Borrowed Money of the Company
           and its Subsidiaries                    $
                                                    -------------

2.         Consolidated Net Worth of the
           Company and its Subsidiaries            $
                                                    -------------

3.         Sum of ITEM 1 and ITEM 2
           (Consolidated Capitalization)           $
                                                    -------------

4.         ITEM 1 divided by ITEM 3 (DEBT
           TO CAPITALIZATION RATIO as of
           Computation Date)                       $
                                                    -------------

5.         Maximum ratio permitted by
           Section 7.2.4(a) as of
           Computation Date                          0.55 TO 1.0
                                                    -------------

Attachment II
(to Compliance Certificate
dated _________, [19__/200__])



Fixed Charge Coverage Ratio (Section 7.2.4(b))
---------------------------

Computation Date: _______________, [19__/200__]
(end of the ______ fiscal quarter
of the ____ fiscal year)


Item              Measurement
----              -----------

1.                Consolidated EBITDA (calculated
                  for the four fiscal quarter period
                  then ended and adjusted on a pro
                  forma basis for any acquisitions or
                  investments as if such acquisition or
                  investment took place on the first
                  day of said four fiscal quarter
                  period)                                   $
                                                             --------------
2.                Lease and Rental Expense of the
                  Company and its Subsidiaries              $
                                                             --------------

3.                Sum of ITEM 1 and ITEM 2                  $
                                                             --------------

4.                Consolidated Interest Expense             $
                                                             --------------

5.                Scheduled principal payments              $
                                                             --------------

6.                Lease and Rental Expense of the           $
                  Company and its Subsidiaries
                                                             --------------

7.                Sum of ITEM 4, ITEM 5, and
                  ITEM 6                                    $
                                                             --------------

8.                ITEM 3 divided by ITEM 7 (FIXED
                  CHARGE COVERAGE RATIO as of
                  Computation Date)                         $
                                                             --------------

9.                Minimum ratio permitted by
                  Section 7.2.4(b) as of the
                  Computation Date                          $    2.0:1.0
                                                             --------------

Attachment III
(to Compliance Certificate
dated _________, [19__/200__])

Leverage Ratio (Section 7.2.4(c))

Computation Date: _______________, [19__/200__]
(end of the ______ fiscal quarter
of the ____ fiscal year)


Item                             Measurement
----                             -----------

 1.                 Consolidated Indebtedness for
                    Borrowed Money of the Company
                    and its Subsidiaries               $
                                                        -------------

2.                  Consolidated EBITDA
                    (calculated for the four
                    fiscal quarter period then
                    ended and adjusted on a pro
                    forma basis for any
                    acquisitions or investments as
                    if such acquisition or
                    investment took place on the
                    first day of said four fiscal
                    quarter period)                    $
                                                        -------------

3.                  ITEM 1 divided by ITEM 2
                    (LEVERAGE RATIO as of
                    Computation Date)                  $
                                                        -------------





4.                  Maximum ratio permitted by
                    Section 7.2.4(c) as of the
                    Computation Date                   $  3.5 TO 1.0
                                                        -------------

                                    EXHIBIT E

                                    GUARANTY
                                    --------

         THIS GUARANTY (this "GUARANTY") dated as of September 25, 1998 is executed by the undersigned (collectively hereinafter referred to as the "GUARANTORS" and individually as a "GUARANTOR") in favor of Bank of America National Trust and Savings Association, as Agent (as hereinafter defined in the first recital below).

                                    RECITALS
                                    --------

         WHEREAS, HCR Manor Care, Inc. (the "COMPANY"), Manor Care, Inc. ("MANOR CARE"), certain lenders (the "BANKS"), The Chase Manhattan Bank, as syndication agent, TD Securities (USA) Inc., as documentation agent and Bank of America National Trust and Savings Association, individually and as administrative agent for the Banks (in such capacity, the "AGENT"), have entered into that certain Credit Agreement dated as of even date herewith (as amended or modified and in effect, hereinafter referred to as the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks may from time to time extend credit to the Borrowers (each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement);

         WHEREAS, as partial consideration for the Banks and the Agent entering into the Credit Agreement, each of the undersigned agrees to execute and deliver this Guaranty to the Agent for the benefit of the Agent and the Banks; and

         WHEREAS, the ability of the Borrowers to receive Credit Extensions from time to time under the Credit Agreement is expected to be of benefit to the consolidated group of which the Guarantors are a part,

         NOW, THEREFORE, in order to induce the Banks and the Agent to enter into the Credit Agreement, each Guarantor hereby covenants as follows:

         SECTION 5. GUARANTY.

         a. Subject to SECTION 1(b), each Guarantor hereby jointly and severally and unconditionally guarantees the performance and the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations of the Borrowers, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C
Section 502(b) and Section 506(b)(all such

Obligations being hereinafter collectively called the "GUARANTEED LIABILITIES").

         b. The liability of each of the Guarantors under this Guaranty shall not exceed the maximum amount of liability that such Guarantor can hereby incur without rendering this Guaranty void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfers, and not for any greater amount. For purposes of determining such liability of each of the Guarantors, due consideration shall be given to the direct and indirect benefits received by each of the Guarantors as a result of the Credit Extension under the Credit Agreement.

         c. Subject to clause (b) above, the liability under the Guaranty of each Guarantor shall not be less than the outstanding amount of Loans which have been advanced to such Guarantor as reflected from time to time in the statements required by Section 7.1.1(g) of the Credit Agreement.

         d. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect as to each other Guarantor notwithstanding the dissolution of any Guarantor or that at any time or from time to time all Guaranteed Liabilities may have been paid in full so long as any Commitment under the Credit Agreement remains outstanding.

         SECTION 6. DISGORGED PAYMENTS. Each Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Banks to any of the Guaranteed Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company or any Guarantor), such Guaranteed Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Banks, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Liabilities, all as though such application by the Agent or the Banks had not been made.

         SECTION 7. COVENANTS. Each Guarantor agrees with the Agent and each Bank that, until all Commitments have been terminated and all Obligations have been paid and performed in full, each Guarantor will perform all Obligations applicable to such Guarantor set forth in Article VII of the Credit Agreement.

         SECTION 8. CERTAIN PERMITTED ACTIONS. To the extent permitted by law or the Loan Documents, each of the Agent and any Bank may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to any Guarantor, take any or all of the following actions without impairing its rights arising hereunder: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Guaranteed Liabilities, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to such Guarantors' obligations, with respect to any of the Guaranteed Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Liabilities, or release or compromise any obligation of any Obligor under any Loan Document or any obligation of any nature of any other obligor with respect to any of the Guaranteed Liabilities, (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Guarantor for payment of any of the Guaranteed Liabilities, whether or not the Agent or the Banks (i) shall have resorted to any property securing any of the Guaranteed Liabilities or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Liabilities (all of the actions referred to in preceding CLAUSES (i) and (ii) being hereby expressly waived by each Guarantor to the fullest extent permitted by Applicable Law).

         SECTION 9. APPLICATION OF FUNDS. The Agent may apply any payments hereunder to the payment of expenses which the Agent incurs in connection with the enforcement of this Guaranty, including reasonable attorneys' fees and legal expenses. The Agent may apply any balance of such payments hereunder toward the payment of such of the Guaranteed Liabilities, and in such order of application, as the Agent may, in its sole discretion, elect from time to time.

         SECTION 10. LIMIT ON SUBROGATION; WAIVERS.

         a. Except as provided in clause (b) below, no payment made by or for the account of any Guarantor pursuant to this Guaranty shall entitle any Guarantor by subrogation or otherwise to any payment by any Borrower or from or out of any property of any Borrower, and no Guarantor shall exercise any right or remedy against any Borrower or any property of any Borrower by reason of any performance by such Guarantor of this Guaranty, all of which rights and remedies are hereby waived by such Guarantor to the fullest extent permitted by Applicable Law.

         b. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets (as hereinafter defined) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guaranteed Liabilities or any other Guarantor's obligations with respect to this Guaranty. "ADJUSTED NET ASSETS" of any Guarantor at any date means the lesser of (a) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) of such Guarantor at such date, and (b) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) as they become absolute and matured.

         c. To the extent permitted by Applicable Law, each Guarantor hereby expressly waives (i) notice of the acceptance by the Agent or the Banks of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Guaranteed Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (iv) all diligence in collection or protection of or realization upon the Guaranteed Liabilities or any security for or guaranty of any of the foregoing and (v) all other rights and defenses (including, without limitation, all suretyship rights and defenses) the assertion of which would in any way diminish the liability of such Guarantor hereunder.

         SECTION 11. TRANSFER OF OBLIGATIONS. Subject to Section 10.8 of the Credit Agreement, the Agent and the Banks may, from time to time, without notice to any Guarantor, assign or transfer, or cause to be assigned or transferred, any or all of the Guaranteed Liabilities or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Liabilities shall be and remain Guaranteed Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Agent or a Bank.

         SECTION 12. NO CONDITIONS TO EFFECTIVENESS. No claim or defense by any Person as to the invalidity or unenforceability of any obligation under the Loan Documents shall affect or impair the obligations of the Guarantors under this Guaranty. The obligations of the Guarantors under this Guaranty shall be abso-lute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of any Borrower. Each Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

         SECTION 13. WARRANTIES. Each Guarantor hereby warrants and represents to the Agent and the Banks that (i) it now has and expects to continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company, and the Agent and the Banks shall not have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into such Person's possession; (ii) the execution, delivery and performance of this Guaranty by such Guarantor are within its corporate or partnership powers and do not (a) contravene any law, rule or regulation presently in effect which affects or binds it or any of its properties, or (b) conflict with or result in a material breach of any guaranty or loan or credit agreement or any other agreement or instrument to which it is a party in respect of indebtedness for money borrowed; and (iii) any and all information heretofore or hereafter provided by such Guarantor to the Agent and the Banks hereunder and certified by a Responsible Officer of such Guarantor is and shall be true and accurate in all material respects as of the date furnished.

         SECTION 14. MODIFICATION OF GUARANTY. This Guaranty shall not be amended, supplemented or otherwise modified without the written consent of the Agent and the Majority Banks and, as to any Guarantor, such Guarantor. Except as otherwise provided in the Credit Agreement, this Guaranty shall not be released or terminated as to any Guarantor without the written consent of all Banks.

         SECTION 15. NOTICES.

         a. All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, PROVIDED that any matter transmitted by the Guarantors by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.2 of the Credit Agreement, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number, in the case of the Agent and the Banks, specified for notices on SCHEDULE 10.2 of the Credit Agreement and in the case of the Guarantors, specified on the signature pages hereof; or, as directed to the Guarantors or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Guarantors and the Agent;

         b. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery;

         c. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Guarantors. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Guarantors to give such notice and the Agent and the Banks shall not have any liability to the Guarantors or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligations of the Guarantors under this Guaranty shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         SECTION 16. GOVERNING LAW AND JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS; PROVIDED THAT THE AGENT AND THE BANKS AND THE GUARANTORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTORS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTORS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR

OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 17. WAIVER OF JURY TRIAL. THE GUARANTORS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

         SECTION 18. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 19. LOAN DOCUMENT. This Guaranty is a Loan Document.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                Manor Care, Inc.
                                Ancillary Services Management, Inc.
                                Birchwood Manor, Inc.
                                Blue Ridge Rehabilitation Services, Inc.
                                Cantebury Village, Inc.
                                Diversified Rehabilitation Services, Inc.
                                Donahoe Manor, Inc.
                                East Michigan Care Corporation
                                EYE-Q Network, Inc.
                                Georgian Bloomfield, Inc.
                                Greenview Manor, Inc.
                                HCR Acquisition Corporation
                                HCR Home Health Care and Hospice, Inc.
                                HCR Information Corporation
                                HCR Physician Management Services, Inc.
                                HCR Rehabilitation Corp.
                                HCR Therapy Services, Inc.
                                HCRA of Texas, Inc.
                                HCRC Inc.
                                Health Care and Retirement Corporation
                                            of America
                                Heartland CarePartners, Inc.
                                Heartland Home Care, Inc.
                                Heartland Home Health Care Services, Inc.
                                Heartland Hospice Services, Inc.
                                Heartland Management Services, Inc.
                                Heartland Pain and Rehabilitation
                                            Center, Inc.
                                Heartland Rehabilitation Services of
                                            North Florida, Inc.
                                Heartland Rehabilitation Services, Inc.
                                Heartland Services Corp.
                                Herbert Laskin, RPT - John McKenzie, RPT
                                Physical Therapy Professional
                                Associates, Inc.
                                HGCC of Allentown, Inc.
                                Ionia Manor, Inc.
                                Kensington Manor, Inc.
                                Knollview Manor, Inc.
                                Lincoln Health Care, Inc.
                                Marina View Manor, Inc.
                                Medi-Speech Service, Inc.
                                Mid-Shore Physical Therapy
                                            Associates, Inc.
                                MileStone Health Systems, Inc.
                                MileStone Healthcare, Inc.
                                MileStone Rehabilitations Services, Inc.

                                MileStone Therapy Services, Inc.
                                MRC Rehabilitation, Inc.
                                NuVista Refractive Surgery and Laser
                                            Center, Inc.
                                Perrysburg Physical Therapy, Inc.
                                Physical Occupational and Speech
                                            Therapy, Inc.
                                Rehabilitation Administrative Corporation
                                Rehabilitation Associates, Inc.
                                Rehabilitation Services of Roanoke, Inc.
                                Reinbolt and Burkam, Inc.
                                Richards Healthcare, Inc.
                                Ridgeview Manor, Inc.
                                RVA Management Services, Inc.
                                Springhill Manor, Inc.
                                Sun Valley Manor, Inc.
                                Therapy Associates, Inc.
                                Three Rivers Manor, Inc.
                                Vision Management Services, Inc.
                                Washtenaw Hills Manor, Inc.
                                Whitehall Manor, Inc.



                                By:
                                   ------------------------------------

                                Name Printed:
                                             --------------------------

                                Its:
                                     ----------------------------------

                                Address:   One Seagate
                                           Toledo, Ohio 43604-2616

                                Fax No.    419-252-5571
                                Telephone: 419-252-5500

                                    EXHIBIT 1
                                 to the Guaranty

                          Guaranty Assumption Agreement
                          -----------------------------

         WHEREAS, HCR Manor Care, Inc., a Delaware corporation (the "COMPANY") and Manor Care, Inc., a Delaware corporation ("MANOR CARE") entered into the Credit Agreement dated as of September 30, 1998 (as the same may at any time be amended or modified and in effect, the "CREDIT AGREEMENT") with various Banks (as defined in the Credit Agreement), The Chase Manhattan Bank, as syndication agent, TD Securities (USA) Inc., as documentation agent and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "AGENT");

         WHEREAS, certain affiliates and subsidiaries of the Company executed and delivered the Guaranty dated as of September 25, 1998 (as the same may at any time be amended or modified and in effect, the "GUARANTY") in favor of the Agent and the Banks in respect of the Borrowers;

         WHEREAS, the undersigned corporations and partnerships (herein collectively called the "NEW SUBSIDIARIES" and individually called a "NEW SUBSIDIARY") have become Subsidiaries (as defined in the Credit Agreement) of the Borrowers;

         WHEREAS, the ability of the Company to receive Credit Extensions from time to time under the Credit Agreement is expected to be of benefit to the consolidated group of which the New Subsidiaries will be a part; and

         WHEREAS, to induce the Agent and the Banks to enter into the Credit Agreement, the Company agreed to cause the New Subsidiaries to enter into this Agreement;

         NOW, THEREFORE, in order to fulfill the requirements of the Credit Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, each of the New Subsidiaries agrees as follows:

         1. Unless otherwise specified herein, all capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

         2. Each New Subsidiary hereby unconditionally assumes and agrees to pay, perform and discharge all of the obligations as a Guarantor under the Guaranty; and each New Subsidiary agrees that it will, for all purposes of the Guaranty, be deemed to be a Guarantor. From and after the date hereof, all references in the

Credit Agreement to the Obligors or an Obligor shall be deemed to include reference to the New Subsidiaries.

         3. Each of the New Subsidiaries hereby makes, for the benefit of the Agent and the Banks, all of the representations and warranties made by a Guarantor in the Guaranty, which representations and warranties are true and correct in all material respects as of the date hereof.

         4. Anything herein to the contrary notwithstanding, all of the Obligors shall at all times remain liable under the Credit Agreement and the Guaranty to pay, perform and discharge all of their obligations thereunder to the same extent as if this Agreement had not been executed.

         5. The obligations of each New Subsidiary hereunder and under the Guaranty are independent of any obligations of the other Obligors, and a separate action or actions may be brought and prosecuted against each New Subsidiary whether or not such action is brought against the other Obligors or whether the other Obligors are joined in such action or actions.

         6. This Agreement is governed by and construed under the internal laws of the State of New York without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, each of the New Subsidiaries has caused this Agreement to be authorized by its duly authorized officer as of ____________,
__________________.

                                     [NEW SUBSIDIARY]


                                     By:
                                         ---------------------------
                                         Name Printed:
                                                      --------------
                                         Its:
                                              ----------------------
                                     Address:

                                     -------------------------------
                                     -------------------------------
                                     -------------------------------

                                    EXHIBIT F

                         INVITATION FOR COMPETITIVE BIDS
                         -------------------------------



Via Facsimile

To the Banks Listed on Schedule A attached hereto:



Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of September 25, 1998 (as amended from time to time, the "CREDIT AGREEMENT"), among HCR Manor Care, Inc. (the "COMPANY"), Manor Care, Inc. ("MANOR CARE"), the Banks party thereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks (the "AGENT"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         Pursuant to subsection 2.6(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to [the Company/Manor Care] based on the following specifications:

         1.       Borrowing date: _______________, [199_/200_];

         2.       Aggregate amount requested by [the Company/Manor Care]:
                  $___________________;

         3.       [LIBOR Bid Loans] [Absolute Rate Bid Loans]; and

         4.       Interest Period[s]: ____________________,
                  [________________] and [________________].

         All Competitive Bids must be in the form of Exhibit H to the Credit Agreement and must be received by the Agent no later than 6:30 a.m. (San Francisco time) on ___________, [199_/200_].

                         BANK OF AMERICA NATIONAL TRUST
                        AND SAVINGS ASSOCIATION, as Agent



                                            By:
                                                ------------------------------
                                            Title:
                                                  ----------------------------

Schedule A

List of Banks



Bank of America National Trust
and Savings Association, as a Bank

Facsimile: (___) ___-____


[Bank]


Facsimile: (___) ___-____


[Bank]


Facsimile: (___) ___-____


[Bank]


Facsimile: (___) ___-____


[Bank]


Facsimile: (___) ___-____

                                    EXHIBIT G

                             COMPETITIVE BID REQUEST
                             -----------------------


                                          ________________, [199_/200_]


Bank of America National Trust
  and Savings Association, as Agent
Agency Administrative Services, #5596
1850 Gateway Boulevard, Fifth Floor
Concord, CA 94520

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of September 25, 1998 (as amended from time to time, the "CREDIT AGREEMENT"), by and among HCR Manor Care, Inc. (the "COMPANY"), Manor Care, Inc. ("MANOR CARE"), the Banks party thereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks (the "AGENT"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         This is a Competitive Bid Request for Bid Loans pursuant to Section 2.6 of the Credit Agreement as follows:

                  (i) The Business Day of the proposed Bid Borrowing is ______________, [199_/200_].

                  (ii) The aggregate amount of the proposed Bid Borrowing is $___________________.

                  (iii) The proposed Bid Borrowing to be made pursuant to
         Section 2.6 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

                  (iv) The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be _______________, [_________________] and
         [___________________].


                                        [HCR MANOR CARE, INC./MANOR
                                         CARE, INC.]



                                        By:
                                            ------------------------------
                                        Title:
                                               ---------------------------

                                    EXHIBIT H

                             FORM OF COMPETITIVE BID
                             -----------------------


                                                   ________________, [199_/200_]


Bank of America National Trust
  and Savings Association, as Agent
Agency Administrative Services, #5596
1850 Gateway Boulevard, Fifth Floor
Concord, CA 94520

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of September 25, 1998 (as amended from time to time, the "CREDIT AGREEMENT"), by and among HCR Manor Care, Inc. (the "COMPANY"), Manor Care, Inc. ("MANOR CARE"), the Banks party thereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks (the "AGENT"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         In response to the Competitive Bid Request of [the Company/Manor Care] dated _____________, [199_/200_] and in accordance with subsection 2.6(c)(ii) of the Credit Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

         Date of Borrowing: ________________, [199_/200_]

         Aggregate Maximum Bid Amount:  $__________________

                  Principal Amount $_________
                  Principal Amount $_________
                  Principal Amount $_________

         Interest: [Absolute  Rate __%, __%, __%]
         Interest: [Absolute  Rate __%, __%, __%]
         Interest: [Absolute  Rate __%, __%, __%]

         or [LIBOR  Margin +/- __%,  +/- __%, +/- __%]

         [LIBOR Margin +/- __%, +/- __%, +/- __%]
         [LIBOR Margin +/- __%, +/- __%, +/- __%]



         Interest  Period __________

         Interest  Period __________
         Interest  Period __________


                                 [NAME OF BANK]


                                          By:
                                             --------------------------------
                                          Title:
                                                 ----------------------------

                                    EXHIBIT I

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  ---------------------------------------------



         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of _______________, [199__/200__] is made between _____________________ (the "ASSIGNOR") and ____________________ (the
"ASSIGNEE").


                                    RECITALS
                                    --------

         WHEREAS, the Assignor is party to that certain Credit Agreement dated as of September 25, 1998 (as amended, amended and restated, modified, supplemented or renewed, the "CREDIT AGREEMENT") among HCR Manor Care, Inc., a Delaware corporation (the "COMPANY"), Manor Care, Inc., the several financial institutions from time to time party thereto (including the Assignor, the "BANKS"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("ISSUING BANK") and as administrative agent for the Banks (the "AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "COMMITTED LOANS") to [the Company/Manor Care] in an aggregate amount not to exceed $___________ (the "COMMITMENT");

         WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $_________ to [the Company/Manor Care] [no Committed Loans are outstanding under the Credit Agreement];

         WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $___________ (the "L/C OBLIGATIONS")] [no Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations,] in an amount equal to $________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       ASSIGNMENT AND ACCEPTANCE.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ____% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Committed Loans and the L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans and L/C Obligations assigned.]

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, the Assignor shall not relinquish its rights under Sections 4.1, 4.3 and 10.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2.       PAYMENTS.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                  (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.8(a) of the Credit Agreement.

         3.       REALLOCATION OF PAYMENTS.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payment accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.


         4.       INDEPENDENT CREDIT DECISION.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.1.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       EFFECTIVE DATE; NOTICES.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________, [199_/200_] (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

                           (i) this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignee;

                           (iii) the consent of the Company, the Issuing Bank
and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.8 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective date;

                           (iii) the Assignee shall pay to the Assignor all
amounts due to the Assignor under this Assignment and Acceptance;

                           (iv) the processing fee referred to in Section
2(b) hereof and in Section 10.8(a) of the Credit Agreement shall have been paid to the Agent; and

                           (v) the Assignor shall have assigned and the
Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, the Issuing Bank and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as SCHEDULE 1.

         [6.      AGENT.    [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         7.       WITHHOLDING TAX.

         The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       FURTHER ASSURANCES.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      MISCELLANEOUS.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                       [ASSIGNOR]


                                           By:
                                              ----------------------------
                                           Title:
                                                 -------------------------


                                           By:
                                              ----------------------------
                                           Title:
                                                 -------------------------
                                           Address:


                                                       [ASSIGNEE]
                                           By:
                                              ----------------------------
                                           Title:
                                                 -------------------------

                                           By:
                                              ----------------------------
                                           Title:
                                                 -------------------------
                                           Address:

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE
                       -----------------------------------


                                                           _______________, 19__


Bank of America National Trust
  and Savings Association, as Agent
Health Care Finance #9173
555 South Flower Street, 11th Floor
Los Angeles, CA 90071

HCR Manor Care, Inc.
[address]


Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of September 25, 1998 (as amended, as amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among HCR Manor Care, Inc. (the "COMPANY"), Manor Care, Inc., the Banks referred to therein and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("ISSUING BANK") and as administrative agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by ________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of ___% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment the Assignor's Commitment is $___________, the aggregate amount of its outstanding Loans is $__________, and its participation in L/C Obligations is $___________.

         2. The Assignee agrees that, upon receiving the consent of the Agent, the Issuing Bank and the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

                  (A)      Notice Address:

                           Assignee name: ____________________________
                           Address:  _________________________________
                                     _________________________________
                                     _________________________________

                           Attention: ________________________________
                           Telephone: (___) __________________________
                           Telecopier: (___)__________________________
                           Telex (Answerback): _______________________

                  (B)      Payment Instructions:

                           Account No.:   ____________________________
                                    At:   ____________________________
                                          ____________________________
                                          ____________________________

                           Reference:     ____________________________
                           Attention:     ____________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                          Very truly yours,

                                          [NAME OF ASSIGNOR]


                                          By:
                                             ----------------------------
                                          Title:
                                                -------------------------



                                          By:
                                             ----------------------------
                                          Title:
                                                -------------------------

                                          [NAME OF ASSIGNEE]



                                          By:
                                             ----------------------------
                                          Title:
                                                -------------------------



                                          By:
                                             ----------------------------
                                          Title:
                                                -------------------------


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


HCR MANOR CARE, INC.


By:
   ---------------------------
Title:
      ------------------------




By:
   ---------------------------
Title:
      ------------------------



BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:
   ---------------------------
Title:
      ------------------------

                                    EXHIBIT J

                                    GUARANTY
                                    --------

         THIS GUARANTY (this "GUARANTY") dated as of ____________, 1998 is executed by the undersigned (collectively hereinafter referred to as the "GUARANTORS" and individually as a "GUARANTOR") in favor of Bank of America National Trust and Savings Association, as Agent (as hereinafter defined in the first recital below).

                                    RECITALS
                                    --------

         WHEREAS, HCR Manor Care, Inc. (the "COMPANY"), Manor Care, Inc. ("MANOR CARE"), certain lenders (the "BANKS"), The Chase Manhattan Bank, as syndication agent, TD Securities (USA) Inc., as documentation agent and Bank of America National Trust and Savings Association, individually and as administrative agent for the Banks (in such capacity, the "AGENT"), have entered into that certain Credit Agreement dated as of even date herewith (as amended or modified and in effect, hereinafter referred to as the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks may from time to time extend credit to the Borrowers (each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement);

         WHEREAS, as partial consideration for the Banks and the Agent entering into the Credit Agreement, each of the undersigned agrees to execute and deliver this Guaranty to the Agent for the benefit of the Agent and the Banks; and

         WHEREAS, the ability of the Borrowers to receive Credit Extensions from time to time under the Credit Agreement is expected to be of benefit to the consolidated group of which the Guarantors are a part,

         NOW, THEREFORE, in order to induce the Banks and the Agent to enter into the Credit Agreement, each Guarantor hereby covenants as follows:

         SECTION 20. GUARANTY.

         a. Subject to SECTION 1(b), each Guarantor hereby jointly and severally and unconditionally guarantees the performance and the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations of Manor Care under the Credit Agreement and the Notes, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C

Section 502(b) and Section 506(b)(all such Obligations being hereinafter collectively called the "GUARANTEED LIABILITIES").

         b. The liability of each of the Guarantors under this Guaranty shall not exceed the maximum amount of liability that such Guarantor can hereby incur without rendering this Guaranty void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfers, and not for any greater amount. For purposes of determining such liability of each of the Guarantors, due consideration shall be given to the direct and indirect benefits received by each of the Guarantors as a result of the Credit Extension under the Credit Agreement.

         c. Subject to clause (b) above, the liability under the Guaranty of each Guarantor shall not be less than the outstanding amount of Loans which have been advanced to such Guarantor as reflected from time to time in the statements required by Section 7.1.1(g) of the Credit Agreement.

         d. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect as to each other Guarantor notwithstanding the dissolution of any Guarantor or that at any time or from time to time all Guaranteed Liabilities may have been paid in full so long as any Commitment under the Credit Agreement remains outstanding.

     SECTION 21. DISGORGED PAYMENTS. Each Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Banks to any of the Guaranteed Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Manor Care or any Guarantor), such Guaranteed Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Banks, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Liabilities, all as though such application by the Agent or the Banks had not been made.

         SECTION 22. COVENANTS. Each Guarantor agrees with the Agent and each Bank that, until all Commitments have been terminated and all Obligations have been paid and performed in full, each Guarantor will perform all Obligations applicable to such Guarantor set forth in Article VII of the Credit Agreement.

         SECTION 23. CERTAIN PERMITTED ACTIONS. To the extent permitted by law or the Loan Documents, each of the Agent and any Bank may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to any Guarantor, take any or all of the following actions without impairing its rights arising hereunder: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Guaranteed Liabilities, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to such Guarantors' obligations, with respect to any of the Guaranteed Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Liabilities, or release or compromise any obligation of any Obligor under any Loan Document or any obligation of any nature of any other obligor with respect to any of the Guaranteed Liabilities, (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Guarantor for payment of any of the Guaranteed Liabilities, whether or not the Agent or the Banks (i) shall have resorted to any property securing any of the Guaranteed Liabilities or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Liabilities (all of the actions referred to in preceding CLAUSES (i) and (ii) being hereby expressly waived by each Guarantor to the fullest extent permitted by Applicable Law).

         SECTION 24. APPLICATION OF FUNDS. The Agent may apply any payments hereunder to the payment of expenses which the Agent incurs in connection with the enforcement of this Guaranty, including reasonable attorneys' fees and legal expenses. The Agent may apply any balance of such payments hereunder toward the payment of such of the Guaranteed Liabilities, and in such order of application, as the Agent may, in its sole discretion, elect from time to time.

         SECTION 25. LIMIT ON SUBROGATION; WAIVERS.

         a. Except as provided in clause (b) below, no payment made by or for the account of any Guarantor pursuant to this Guaranty shall entitle any Guarantor by subrogation or otherwise to any payment by Manor Care or from or out of any property of Manor Care, and no Guarantor shall exercise any right or remedy against Manor Care or any property of Manor Care by reason of any performance by such Guarantor of this Guaranty, all of which rights and remedies are hereby waived by such Guarantor to the fullest extent permitted by Applicable Law.

         b. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets (as hereinafter defined) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guaranteed Liabilities or any other Guarantor's obligations with respect to this Guaranty. "ADJUSTED NET ASSETS" of any Guarantor at any date means the lesser of (a) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) of such Guarantor at such date, and (b) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) as they become absolute and matured.

         c. To the extent permitted by Applicable Law, each Guarantor hereby expressly waives (i) notice of the acceptance by the Agent or the Banks of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Guaranteed Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (iv) all diligence in collection or protection of or realization upon the Guaranteed Liabilities or any security for or guaranty of any of the foregoing and (v) all other rights and defenses (including, without limitation, all suretyship rights and defenses) the assertion of which would in any way diminish the liability of such Guarantor hereunder.

         SECTION 26. TRANSFER OF OBLIGATIONS. Subject to Section 10.8 of the Credit Agreement, the Agent and the Banks may, from time to time, without notice to any Guarantor, assign or transfer, or cause to be assigned or transferred, any or all of the Guaranteed Liabilities or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Liabilities shall be and remain Guaranteed Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Agent or a Bank.

         SECTION 27. NO CONDITIONS TO EFFECTIVENESS. No claim or defense by any Person as to the invalidity or unenforceability of any obligation under the Loan Documents shall affect or impair the obligations of the Guarantors under this Guaranty. The obligations of the Guarantors under this Guaranty shall be abso-lute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Manor Care. Each Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

         SECTION 28. WARRANTIES. Each Guarantor hereby warrants and represents to the Agent and the Banks that (i) it now has and expects to continue to have independent means of obtaining information concerning the affairs, financial condition and business of Manor Care, and the Agent and the Banks shall not have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of Manor Care which may come into such Person's possession; (ii) the execution, delivery and performance of this Guaranty by such Guarantor are within its corporate or partnership powers and do not (a) contravene any law, rule or regulation presently in effect which affects or binds it or any of its properties, or (b) conflict with or result in a material breach of any guaranty or loan or credit agreement or any other agreement or instrument to which it is a party in respect of indebtedness for money borrowed; and (iii) any and all information heretofore or hereafter provided by such Guarantor to the Agent and the Banks hereunder and certified by a Responsible Officer of such Guarantor is and shall be true and accurate in all material respects as of the date furnished.

         SECTION 29. MODIFICATION OF GUARANTY. This Guaranty shall not be amended, supplemented or otherwise modified without the written consent of the Agent and the Majority Banks and, as to any Guarantor, such Guarantor. Except as otherwise provided in the Credit Agreement, this Guaranty shall not be released or terminated as to any Guarantor without the written consent of all Banks.

         SECTION 30. NOTICES.

         a. All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, PROVIDED that any matter transmitted by the Guarantors by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.2 of the Credit Agreement, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number, in the case of the Agent and the Banks, specified for notices on SCHEDULE 10.2 of the Credit Agreement and in the case of the Guarantors, specified on the signature pages hereof; or, as directed to the Guarantors or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Guarantors and the Agent;

         b. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery;

         c. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Guarantors. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Guarantors to give such notice and the Agent and the Banks shall not have any liability to the Guarantors or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligations of the Guarantors under this Guaranty shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         SECTION 31. GOVERNING LAW AND JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS; PROVIDED THAT THE AGENT AND THE BANKS AND THE GUARANTORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTORS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTORS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR

OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 32. WAIVER OF JURY TRIAL. THE GUARANTORS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

         SECTION 33. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 34. LOAN DOCUMENT. This Guaranty is a Loan Document.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                [Manor Care Obligors]


                                By:
                                   ------------------------------------

                                Name Printed:
                                              -------------------------
                                Its:
                                   ------------------------------------

                                Address:   One Seagate
                                           Toledo, Ohio 43604-2616

                                Fax No.    419-252-5571
                                Telephone: 419-252-5500

                                    EXHIBIT 1
                                 to the Guaranty

                          Guaranty Assumption Agreement
                          -----------------------------

         WHEREAS, HCR Manor Care, Inc., a Delaware corporation (the "COMPANY") and Manor Care, Inc., a Delaware corporation ("MANOR CARE") entered into the Credit Agreement dated as of September 30, 1998 (as the same may at any time be amended or modified and in effect, the "CREDIT AGREEMENT") with various Banks (as defined in the Credit Agreement), The Chase Manhattan Bank, as syndication agent, TD Securities (USA) Inc., as documentation agent and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "AGENT");

         WHEREAS, certain affiliates and subsidiaries of Manor Care executed and delivered the Guaranty dated as of ____________, 1998 (as the same may at any time be amended or modified and in effect, the "GUARANTY") in favor of the Agent and the Banks in respect of Manor Care;

         WHEREAS, the undersigned corporations and partnerships (herein collectively called the "NEW SUBSIDIARIES" and individually called a "NEW SUBSIDIARY") have become Subsidiaries (as defined in the Credit Agreement) of Manor Care;

         WHEREAS, the ability of Manor Care to receive Credit Extensions from time to time under the Credit Agreement is expected to be of benefit to the consolidated group of which the New Subsidiaries will be a part; and

         WHEREAS, to induce the Agent and the Banks to enter into the Credit Agreement, Manor Care agreed to cause the New Subsidiaries to enter into this Agreement;

         NOW, THEREFORE, in order to fulfill the requirements of the Credit Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, each of the New Subsidiaries agrees as follows:

         1. Unless otherwise specified herein, all capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

         2. Each New Subsidiary hereby unconditionally assumes and agrees to pay, perform and discharge all of the obligations as a Guarantor under the Guaranty; and each New Subsidiary agrees that it will, for all purposes of the Guaranty, be deemed to be a Guarantor. From and after the date hereof, all references in the

Credit Agreement to the Obligors or an Obligor shall be deemed to include reference to the New Subsidiaries.

         3. Each of the New Subsidiaries hereby makes, for the benefit of the Agent and the Banks, all of the representations and warranties made by a Guarantor in the Guaranty, which representations and warranties are true and correct in all material respects as of the date hereof.

         4. Anything herein to the contrary notwithstanding, all of the Obligors shall at all times remain liable under the Credit Agreement and the Guaranty to pay, perform and discharge all of their obligations thereunder to the same extent as if this Agreement had not been executed.

         5. The obligations of each New Subsidiary hereunder and under the Guaranty are independent of any obligations of the other Obligors, and a separate action or actions may be brought and prosecuted against each New Subsidiary whether or not such action is brought against the other Obligors or whether the other Obligors are joined in such action or actions.

         6. This Agreement is governed by and construed under the internal laws of the State of New York without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, each of the New Subsidiaries has caused this Agreement to be authorized by its duly authorized officer as of ______,__.

                                 [NEW SUBSIDIARY]


                                 By:
                                    -----------------------------------
                                     Name Printed:
                                                  ---------------------
                                     Its:
                                          -----------------------------

                                 Address:

                                 --------------------------------------
                                 --------------------------------------
                                 --------------------------------------

                                    EXHIBIT K

                              DESIGNATION AGREEMENT
                              ---------------------

Dated ______________, 19__


Reference is made to the Credit Agreement dated as of September 25, 1998 (the "Credit Agreement") among HCR MANOR CARE, INC., a Delaware corporation (the Company"), Manor Care, Inc., the Banks (as defined in the Credit Agreement) and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

_________________ (the "Designator") and ___________________ the
("Designee") agree as follows:

1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to
         Section 2.6 of the Credit Agreement.

2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Company or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section [7.1] thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an entity qualified to be a Designated Bidder;
         (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Designated Bidder; and (vi) specifies as its Lending Office with respect to Bid Loans (and address for notices) the offices set forth beneath its name on the signature page hereof.

4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement as a "Designated Bidder" with a right to make Bid Loans as Bank pursuant to
         Section 2.6 of the Credit Agreement and the rights and obligations of a Designated Bidder related thereto.

6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Effective Date:                    ________________, 19 __

[NAME OF DESIGNATOR]

By:
   -----------------------------
    Title:


[NAME OF DESIGNEE]

By:
   -----------------------------
    Title:


Lending Office (and
address for notices)
[Address]

Accepted this ___ day
of ____________, 19__


[NAME OF AGENT]

By: ___________________
Title:

-------------------

* This date should be no earlier than the date of acceptance by the Agent.

                                    EXHIBIT L

                                    GUARANTY
                                    --------

         THIS GUARANTY (this "GUARANTY") dated as of September 25, 1998 is executed by the undersigned (the "GUARANTOR") in favor of Bank of America National Trust and Savings Association, as Agent (as hereinafter defined in the first recital below).

                                    RECITALS
                                    --------

         WHEREAS, the Guarantor, Manor Care, Inc. ("MANOR CARE"), certain lenders (the "BANKS"), The Chase Manhattan Bank, as syndication agent, TD Securities (USA) Inc., as documentation agent and Bank of America National Trust and Savings Association, individually and as administrative agent for the Banks (in such capacity, the "AGENT"), have entered into that certain Credit Agreement dated as of even date herewith (as amended or modified and in effect, hereinafter referred to as the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks may from time to time extend credit to the Borrowers (each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement);

         WHEREAS, as partial consideration for the Banks and the Agent entering into the Credit Agreement, the undersigned agrees to execute and deliver this Guaranty to the Agent for the benefit of the Agent and the Banks; and

         WHEREAS, the ability of Manor Care to receive Credit Extensions from time to time under the Credit Agreement is expected to be of benefit to the consolidated group of which the Guarantor is a part,

         NOW, THEREFORE, in order to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantor hereby covenants as follows:

         SECTION 35. GUARANTY.

         a. Subject to SECTION 1(b), the Guarantor hereby unconditionally guarantees the performance and the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations of Manor Care, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C Section 502(b) and
Section 506(b)(all such Obligations being hereinafter collectively called the "GUARANTEED LIABILITIES").

         b. The liability of the Guarantor under this Guaranty shall not exceed the maximum amount of liability that such Guarantor can hereby incur without rendering this Guaranty void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfers, and not for any greater amount. For purposes of determining such liability of the Guarantor, due consideration shall be given to the direct and indirect benefits received by the Guarantor as a result of the Credit Extensions under the Credit Agreement.

         c. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect as to the Guarantor notwithstanding the dissolution of any other guarantor or that at any time or from time to time all Guaranteed Liabilities may have been paid in full so long as any Commitment under the Credit Agreement remains outstanding.

         SECTION 36. DISGORGED PAYMENTS. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Banks to any of the Guaranteed Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Manor Care or the Guarantor), such Guaranteed Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Banks, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Liabilities, all as though such application by the Agent or the Banks had not been made.

         SECTION 37. [Intentionally omitted]

         SECTION 38. CERTAIN PERMITTED ACTIONS. To the extent permitted by law or the Loan Documents, each of the Agent and any Bank may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantor, take any or all of the following actions without impairing its rights arising hereunder: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Guaranteed Liabilities, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to such Guarantor's obligations, with respect to any of the Guaranteed Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Liabilities, or release or compromise any obligation of any Obligor under any Loan Document or any obligation of any nature of any other obligor with respect to any of the Guaranteed Liabilities, (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the Guarantor for payment of any of the Guaranteed Liabilities, whether or not the Agent or the Banks (i) shall have resorted to any property securing any of the Guaranteed Liabilities or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Liabilities (all of the actions referred to in preceding CLAUSES (I) and (II) being hereby expressly waived by the Guarantor to the fullest extent permitted by Applicable Law).

         SECTION 39. APPLICATION OF FUNDS. The Agent may apply any payments hereunder to the payment of expenses which the Agent incurs in connection with the enforcement of this Guaranty, including reasonable attorneys' fees and legal expenses. The Agent may apply any balance of such payments hereunder toward the payment of such of the Guaranteed Liabilities, and in such order of application, as the Agent may, in its sole discretion, elect from time to time.

         SECTION 40. LIMIT ON SUBROGATION; WAIVERS.

         a. No payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to any payment by Manor Care or from or out of any property of Manor Care, and the Guarantor shall not exercise any right or remedy against any Borrower or any property of Manor Care by reason of any performance by the Guarantor of this Guaranty, all of which rights and remedies are hereby waived by the Guarantor to the fullest extent permitted by Applicable Law.

         b. To the extent permitted by Applicable Law, the Guarantor hereby expressly waives (i) notice of the acceptance by the Agent or the Banks of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Guaranteed Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (iv) all diligence in collection or protection of or realization upon the Guaranteed Liabilities or any security for or guaranty of any of the foregoing and (v) all other rights and defenses (including, without limitation, all suretyship rights and defenses) the assertion of which would in any way diminish the liability of the Guarantor hereunder.




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         SECTION 41. TRANSFER OF OBLIGATIONS. Subject to Section 10.8 of the
Credit Agreement, the Agent and the Banks may, from time to time, without notice to the Guarantor, assign or transfer, or cause to be assigned or transferred, any or all of the Guaranteed Liabilities or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Liabilities shall be and remain Guaranteed Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Agent or a Bank.

         SECTION 42. NO CONDITIONS TO EFFECTIVENESS. No claim or defense by any Person as to the invalidity or unenforceability of any obligation under the Loan Documents shall affect or impair the obligations of the Guarantor under this Guaranty. The obligations of the Guarantor under this Guaranty shall be abso-lute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Manor Care. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

         SECTION 43. WARRANTIES. The Guarantor hereby warrants and represents to the Agent and the Banks that (i) it now has and expects to continue to have independent means of obtaining information concerning the affairs, financial condition and business of Manor Care, and the Agent and the Banks shall not have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of Manor Care which may come into such Person's possession; (ii) the execution, delivery and performance of this Guaranty by the Guarantor are within its corporate or partnership powers and do not (a) contravene any law, rule or regulation presently in effect which affects or binds it or any of its properties, or (b) conflict with or result in a material breach of any guaranty or loan or credit agreement or any other agreement or instrument to which it is a party in respect of indebtedness for money borrowed; and (iii) any and all information heretofore or hereafter provided by the Guarantor to the Agent and the Banks hereunder and certified by a Responsible Officer of the Guarantor is and shall be true and accurate in all material respects as of the date furnished.

         SECTION 44. MODIFICATION OF GUARANTY. This Guaranty shall not be amended, supplemented or otherwise modified without the written consent of the Agent and the Majority Banks and the Guarantor. Except as otherwise provided in the Credit Agreement,



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



this Guaranty shall not be released or terminated as to the Guarantor without the written consent of all Banks.

         SECTION 45. NOTICES.

         a. All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, PROVIDED that any matter transmitted by the Guarantor by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.2 of the Credit Agreement, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number, in the case of the Agent and the Banks, specified for notices on SCHEDULE 10.2 of the Credit Agreement and in the case of the Guarantor, specified on the signature pages hereof; or, as directed to the Guarantor or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Guarantor and the Agent;

         b. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery;

         c. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Guarantor. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Guarantor to give such notice and the Agent and the Banks shall not have any liability to the Guarantor or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligations of the Guarantor under this Guaranty shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         SECTION 46. GOVERNING LAW AND JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS; PROVIDED THAT THE AGENT AND THE BANKS AND THE GUARANTOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.



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



         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 47. WAIVER OF JURY TRIAL. THE GUARANTOR, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

         SECTION 48. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 49. LOAN DOCUMENT. This Guaranty is a Loan Document.



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


         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed by its officer thereunder duly authorized as of the day and year first above written.

                                HCR MANOR CARE, INC.



                                By:
                                   ------------------------------------

                                Name Printed:
                                             --------------------------

                                Its:
                                   ------------------------------------

                                Address:    One Seagate
                                            Toledo, Ohio 43604-2616

                                Fax No.     419-252-5571
                                Telephone:  419-252-5500




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